Exhibit 10.1

CLIFFORD CHANCE PTE LTD

Execution Version

US$600,000,000

SECURED FACILITY AGREEMENT

DATED 28 MARCH 2022

FOR

AMKOR TECHNOLOGY SINGAPORE HOLDING PTE. LTD.

ARRANGED BY

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED,

SINGAPORE BRANCH

DBS BANK LTD.

WITH

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED,

SINGAPORE BRANCH

ACTING AS AGENT AND OFFSHORE SECURITY AGENT

CTBC BANK CO., LTD.

ACTING AS ONSHORE SECURITY AGENT

- i -

SECTION 10 THE FINANCE PARTIES		100

25.	Role of the Administrative Parties	100

26.	Application of Proceeds	116

27.	Sharing Among the Finance Parties	118

SECTION 11 ADMINISTRATION		120

28.	Payment Mechanics	120

29.	Set-off	124

30.	Notices	124

31.	Calculations and Certificates	127

32.	Partial Invalidity	128

33.	Remedies and Waivers	128

34.	Amendments and Waivers	128

35.	Confidential Information	134

36.	Confidentiality of Funding Rates	139

37.	Bail-In	141

38.	Counterparts	143

39.	USA Patriot Act	143

SECTION 12 GOVERNING LAW AND ENFORCEMENT		144

40.	Governing Law	144

41.	Enforcement	144

42.	Waiver of Jury Trial	144

Schedule 1 The Original Parties		146

Part I The Original Obligors		146

Part II The Original Lenders		147

Schedule 2 Conditions Precedent		149

Part I Conditions Precedent to Initial Utilisation		149

Part II Conditions precedent required to be delivered by an Additional Guarantor		152

Schedule 3 Utilisation Request		154

Schedule 4 Form of Transfer Certificate		156

Schedule 5 Form of Assignment Agreement		159

Schedule 6 Form of Compliance Certificate		162

Schedule 7 Form of Accession Letter – Additional Guarantor		163

Schedule 8 Existing Security and Financial Indebtedness		164

Schedule 9 Existing Buyers		167

Schedule 10 Timetables		168

Schedule 11 Form of Confidentiality Undertaking		169

Schedule 12 Compounded Rate Terms		176

Schedule 13 Daily Non-Cumulative Compounded RFR Rate		180

Schedule 14 Cumulative Compounded RFR Rate		182

Schedule 15 Restricted List		183

- ii -

THIS AGREEMENT is dated 28 March 2022 and made between:

(1)	AMKOR TECHNOLOGY INC. as parent (the “Parent”);

(2)	AMKOR TECHNOLOGY SINGAPORE HOLDING PTE. LTD. as borrower (the “Company”);

(3)	THE SUBSIDIARIES OF THE COMPANY listed in Part I of Schedule 1 (The Original Parties) as original guarantors (together with the Parent, the “Original Guarantors”);

(4)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, SINGAPORE BRANCH and DBS BANK LTD. each a mandated lead arranger and bookrunner (whether acting individually or together the “MLAB”);

(5)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as lenders (the “Original Lenders”);

(6)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, SINGAPORE BRANCH as agent of the Finance Parties (other than itself) (the “Agent”);

(7)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, SINGAPORE BRANCH as offshore security trustee of the Secured Parties (the “Offshore Security Agent”); and

(8)	CTBC BANK CO., LTD. as onshore security agent of the Secured Parties (the “Onshore Security Agent” and, together with the Offshore Security Agent, the “Security Agents”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Accession Letter” means a document substantially in the form set out in Schedule 7 (Form of Accession Letter – Additional Guarantor).

“Additional Business Day” means any day specified as such in the Compounded Rate Terms.

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 24.2 (Accession of an Additional Guarantor).

“Administrative Party” means each of the Agent, the MLAB and the Security Agents.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Anti-Terrorism Laws” means the Executive Order, the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.), the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956 et seq.), the USA Patriot Act, the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), any other law or regulation administered by OFAC, and any similar law enacted in the United States after the date of this Agreement.

“APLMA” means the Asia Pacific Loan Market Association Limited.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor, assignee and the Agent.

“AATT” means Amkor Advanced Technology Taiwan, Inc..

“ATT” means Amkor Technology Taiwan Ltd..

“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b)

in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Automatic Acceleration Event” has the meaning given to that term in paragraph (b) of Clause 22.14 (Acceleration).

“Availability Period” means the period from and including the date of this Agreement to and including the date falling 1 Month prior to the Final Repayment Date.

“Available Commitment” means a Lender’s Commitment minus:

(a)	the amount of its participation in any outstanding Loans; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date,

other than that Lender’s participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“Break Costs” means any amount specified as such in the Compounded Rate Terms.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in New York, Singapore and Taiwan and an Additional Business Day.

“Captive Insurance Subsidiary” means:

(a)	any Subsidiary of the Parent operating for the purpose of:

(i)

insuring the businesses, operations or properties owned or operated by the Parent or any of its Subsidiaries, including their future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Affiliates or family members), and related benefits; and/or

(ii)

conducting any activities or business incidental thereto (it being understood and agreed that activities which are relevant or appropriate to qualify as an insurance company for U.S. federal or state tax purposes shall be considered “activities or business incidental thereto”); or

(b)	any Subsidiary of any such insurance subsidiary operating for the same purpose described in paragraph (a) above.

“Central Bank Rate” has the meaning given to that term in the Compounded Rate Terms.

“Central Bank Rate Adjustment” has the meaning given to that term in the Compounded Rate Terms.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Chattels” means any property, plant and equipment owned by or belonging to each of ATT and AATT:

(a)	which is referred to in Schedule I (Details of the Mortgaged Property) to each ROC Chattel Mortgage; or

(b)	which is not referred to in paragraph (a) above and:

(i)

was originally acquired from the relevant manufacturer or other seller within the immediately preceding 12 Month period as at the date on which that asset becomes, or is required to become, subject to the Transaction Security;

(ii)

has an appraisal value provided by CRIF China Credit Information Service (or any other reputable credit information agency or service) or an invoiced value which is equal to or exceeds NT5,000,000 on the date of such appraisal or, as the case may be, the invoice (or its equivalent in any other currency or currencies as determined by the Onshore Security Agent utilising the closing rate published by the Central Bank of Taiwan); and

(iii)	falls within the following categories of equipment:

(A)	equipment-accessory;

(B)	general equipment;

(C)	machinery and equipment;

(D)	test equipment; and

(E)	test equipment accessory.

“Code” means the U.S. Internal Revenue Code of 1986 and the regulations promulgated and rulings issued thereunder.

“Commitment” means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Compliance Certificate” means a certificate delivered pursuant to Clause 19.2 (Compliance Certificate) and signed by a Senior Officer of the Parent substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

“Compounded Rate Supplement” means a document which:

(a)	is agreed in writing by the Company and the Agent (acting on the instructions of the Majority Lenders);

(b)	specifies the relevant terms which are expressed in this Agreement to be determined by reference to Compounded Rate Terms; and

(c)	has been made available to the Company and each Finance Party.

“Compounded Rate Terms” means in relation to:

(a)	a Loan or an Unpaid Sum;

(b)	an Interest Period for such a Loan or Unpaid Sum (or other period for the accrual of commission or fees); and

(c)	any term of this Agreement relating to the determination of a rate of interest in relation to such a Loan or Unpaid Sum,

the terms set out in Schedule 12 (Compounded Rate Terms) or in any Compounded Rate Supplement.

“Compounded Reference Rate” means, in relation to any RFR Banking Day during the Interest Period of a Loan, the percentage rate per annum which is the aggregate of:

(a)	the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day; and

(b)	the applicable Credit Adjustment Spread.

“Compounding Methodology Supplement” means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

(a)	is agreed in writing by the Company, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders);

(b)	specifies a calculation methodology for that rate; and

(c)	has been made available to the Company and each Finance Party.

“Confidential Information” means all information relating to the Company, any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 35 (Confidential Information);

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in the form set out in Schedule 11 (Form of Confidentiality Undertaking). or in any other form agreed between the Company and the Agent, and in any case capable of being relied upon by the Company.

“Credit Adjustment Spread” means, in respect of any Loan, any rate which is either:

(a)	specified as such in the Compounded Rate Terms; or

(b)	determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology specified in the Compounded Rate Terms.

“CTBC Existing Financing” means the facility extended under the General Agreement for Omnibus Credit Lines dated 24 December 2019 entered between CTBC and ATT and other relevant financing documents relating thereto.

“Cumulative Compounded RFR Rate” means, in relation to an Interest Period for a Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 14 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

“Daily Non-Cumulative Compounded RFR Rate” means, in relation to any RFR Banking Day during an Interest Period for a Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 13 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

“Daily Rate” means the rate specified as such in the Compounded Rate Terms.

“Default” means an Event of Default or any event or circumstance specified in Clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)

which has failed to make its participation in a Loan available (or has notified the Agent or the Company (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

(C)	payment is made within five (5) Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by a Security Agent.

“Designated Person” means a person:

(a)	listed in the annex to, or otherwise subject to the provisions of, the Executive Order;

(b)	owned or controlled by, or acting for or on behalf of, any person listed in the annex to, or otherwise subject to the provisions of, the Executive Order;

(c)	with which any Finance Party is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(d)	that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(e)

named as a “specially designated national and blocked Person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list.

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; and

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Domestic Subsidiary” means a Restricted Subsidiary that is formed under the laws of the US or a state or territory thereof and is not owned, directly or indirectly, by an entity that is not formed under the laws of the US or a state or territory thereof.

“EBF Agent” means Bank of America, N.A. in its capacity as agent under the EBF Existing Borrower Financing.

“EBF Cancellation Notice” means the cancellation notice dated on or about the date of this Agreement and entered into between, inter alia, the Company and the EBF Agent, in respect of the EBF Existing Borrower Financing.

“EBF Deed of Release” means the deed of release dated on or about the date of this Agreement and entered into between, inter alia, the Company, the EBF Agent and the Agent, in respect of the EBF Existing Borrower Financing.

“EBF Existing Borrower Financing” means the facilities provided to the Company under the US$250,000,000 Credit Facility Agreement dated 13 July 2018 between, inter alia, the Company and EBF Agent.

“Employee Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV or Section 302 of ERISA, or Section 412 of the Code, and in respect of which an Obligor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” within the meaning of Section 3(5) of ERISA.

“Environmental Claim” means any claim or proceeding by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

“Environmental Permits” means any Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

“ERISA” means the United States Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any person that would be deemed at any relevant time to be a “single employer” with an Obligor pursuant to Section 414(b), (c), (m) or (o) of the Code or under common control with an Obligor under Section 4001 of ERISA.

“ERISA Event” means:

(a)	any reportable event, as defined in Section 4043 of ERISA, with respect to an Employee Plan, other than events for which the thirty (30) day notice period has been waived;

(b)	the filing of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under Section 4041 of ERISA;

(c)

the institution of proceedings under Section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan or the termination of any Multiemployer Plan under Section 4041A of ERISA;

(d)

any failure by any Employee Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Employee Plan, in each case whether or not waived;

(e)	the filing under Section 412(c) of the Code or Section 302(c) of ERISA of any request for a minimum funding variance, with respect to any Employee Plan or Multiemployer Plan;

(f)	the complete or partial withdrawal of any Obligor or any ERISA Affiliate from any Multiemployer Plan;

(g)	an Obligor or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Employee Plan (other than premiums due and not delinquent under Section 4007 of ERISA);

(h)	a determination that any Employee Plan is, or is expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code);

(i)	the existence of an Unfunded Pension Liability;

(j)	the failure to make a required contribution to any Employee Plan that could result in the imposition of a lien under Section 303(k) of ERISA or Section 430(k) of the Code; and/or

(k)

the receipt by an Obligor or any of its ERISA Affiliates of any notice of the imposition of withdrawal liability or of a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status or in “critical and declining” status within the meaning of Section 305 of ERISA or Section 432 of the Code.

“Event of Default” means any event or circumstance specified as such in Clause 22 (Events of Default).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded US Subsidiary” means any US Subsidiary that is:

(a)	an Unrestricted Subsidiary;

(b)	not wholly-owned or ceases to be wholly-owned as a result of a transaction with an unaffiliated third party for a bona fide business purpose;

(c)

created for the primary purpose of facilitating one or more Receivables Programs or holding or purchasing inventory or a non-operating Subsidiary which does not have any material liabilities to persons other than the Parent or its Subsidiaries;

(d)	a FSHCO or a CFC (or any direct or indirect Subsidiary of a Subsidiary that is a FSHCO or CFC);

(e)

prohibited or restricted by applicable law from guaranteeing the obligations under the Finance Documents, or which would require governmental (including regulatory) consent, approval, license or authorisation to provide a guarantee unless, such consent, approval, license or authorisation has been received;

(f)

prohibited or restricted from guaranteeing the obligations under the Finance Documents by any contractual obligation in existence on the date such entity becomes a US Subsidiary (but not entered into in contemplation thereof) and for so long as any such contractual obligation exists;

(g)

a Subsidiary with respect to which a guarantee by it of the obligations under the Finance Documents would result in a significant adverse tax consequence to the Parent or any of its Subsidiaries or direct or indirect equity owners (including, without limitation, as a result of any law or regulation in any applicable jurisdiction similar to Section 956 of the Code), or significant adverse regulatory consequences, in each case, as reasonably determined by the Lenders (in consultation with the Parent);

(h)	a not-for-profit Subsidiary;

(i)	an employee benefit trust or similar construct or a trust company;

(j)

in the reasonable judgment of the Parent, a Subsidiary as to which the cost or other consequences of guaranteeing the obligations under the Finance Documents would be excessive in view of the benefits to be obtained by the Secured Parties, which such designation shall be evidenced to the Agent by delivering to the Agent an Officers’ Certificate certifying that such Subsidiary has been so designated;

(k)	a special purpose entity; or

(l)	a Captive Insurance Subsidiary.

“Executive Order” means the US Executive Order No.13224 on Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, which came into effect on 24 September 2001, as amended.

“Facility” means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facility).

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)

sections 1471 to 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977.

“Fee Letter” means any letter or letters referring to this Agreement or the Facility between one or more Administrative Parties and either the Company or the Company setting out any of the fees referred to in Clause 11 (Fees).

“Filed Financial Statements” means the 10-Q or 10-K filing most recently filed with the U.S. Securities and Exchange Commission being as at the date of this Agreement, the Parent’s Original Financial Statements and, thereafter, the financial statements delivered in accordance with Clause 19.1 (Financial statements).

“Final Repayment Date” means the date falling 5 years from the date of this Agreement.

“Finance Document” means this Agreement, any Accession Letter, any Fee Letter, any Transaction Security Document, any Utilisation Request, any Compounded Rate Supplement, any Compounding Methodology Supplement and any other document designated as such by the Agent and the Company.

“Finance Party” means an Administrative Party or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)

the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with GAAP in force prior to 1 January 2019, have been treated as an operating lease);

(e)

receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis) and provided that the reference to discounted shall not apply to internal provisioning of receivables;

(f)

any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“Foreign Subsidiary” means a Subsidiary of the Parent that is not a Domestic Subsidiary.

“FSHCO” means any direct or indirect Subsidiary of the Parent that owns no material assets (directly or indirectly) other than:

(a)	equity share capital (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes (as reasonably determined by the Parent)); and

(b)	indebtedness, in either case of paragraphs (a) and (b) of this definition, in one or more Subsidiaries that are Foreign Subsidiaries, CFCs and/or one or more other FSHCOs.

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a) (ii) of Clause 10.3 (Cost of funds).

“GAAP” means:

(a)	in respect of the Parent, generally accepted accounting principles in the United States of America, including IFRS;

(b)	in respect of the Company, generally accepted accounting principles in Singapore;

(c)	in respect of AATT and ATT, generally accepted accounting principles in Taiwan; and

(d)	in respect of each Additional Guarantor, generally accepted accounting principles in its jurisdiction of incorporation on the date it becomes party to this Agreement.

“Governmental Agency” means any government or any governmental agency, semi-governmental or judicial entity or authority (including any stock exchange or any self-regulatory organisation established under statute).

“Group” means the Parent and its Subsidiaries from time to time.

“Guarantor” means an Original Guarantor or, from the date it becomes party to this Agreement, an Additional Guarantor.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Immaterial US Subsidiary” means any US Subsidiary:

(a)

with revenue or assets that individually would not exceed 2.5% of the revenue or assets, respectively, of the Parent on a consolidated basis, as of or for, as applicable, the four-quarter period ended on the date of the most recent Filed Financial Statements; or

(b)

with revenues or assets which, when aggregated with the revenues and assets of all other Immaterial US Subsidiaries, would not exceed 5.0% of the revenue or assets, respectively, of the Parent on a consolidated basis, as of or for, as applicable, the four-quarter period ended on the date of the most recent Filed Financial Statements.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Information Memorandum” means the document in the form approved by the Company concerning the Group which, at the Company’s request and on its behalf, was prepared in relation to this transaction and distributed by the MLAB to selected financial institutions before the date of this Agreement.

“Insolvency Event” in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(h)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Interest Payment” means the aggregate amount of interest that:

(a)	is, or is scheduled to become, payable under any Finance Document; and

(b)	relates to a Loan.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“IRS” means the US Internal Revenue Service.

“Legal Reservations” means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim;

(c)	the limitation of the enforcement of the terms of leases of real property by laws of general application to those leases;

(d)	similar principles, rights and remedies under the laws of any Relevant Jurisdiction; and

(e)

any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinions supplied to the Agent as a condition precedent under this Agreement on or before the first Utilisation Date.

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 23 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Leverage” has the meaning given to that term in Clause 20.1 (Financial definitions).

“Limitation Acts” means the Limitation Act 1980, the Foreign Limitation Periods Act 1984 and the Prescription and Limitation (Scotland) Act 1973.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

“Lookback Period” means the number of days specified as such in the Compounded Rate Terms.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 50.1 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 50.1 per cent. of the Total Commitments immediately prior to the reduction).

“Margin” means 1.75 per cent. per annum.

“Margin Stock” means margin stock or “margin security” within the meaning of Regulations T, U and X.

“Market Disruption Rate” means the rate (if any) specified as such in the Compounded Rate Terms.

“Material Adverse Effect” means a material adverse effect on: (a) the business, operations, property or financial condition of the Obligors taken as a whole, (b) the ability of any Obligor to perform its payment or other material obligations under the Finance Documents to which it is a party or (c) the validity or enforceability of, or the effectiveness or ranking of any Security granted or purported to be granted pursuant to, any of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“Material US Subsidiary” means any US Subsidiary other than an Immaterial US Subsidiary or an Excluded US Subsidiary.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that in relation to an Interest Period for any Loan (or any other period for the accrual of commission or fees) for which there are rules specified as “Business Day Conventions” in the Compounded Rate Terms, those rules shall apply. The above rules will only apply to the last Month of any period.

“Multiemployer Plan” means a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA to which an Obligor or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.

“New Lender” has the meaning given to that term in Clause 23 (Changes to the Lenders).

“Obligors” means the Company and the Guarantors (including the Parent), and “Obligor” means each one of them.

“Obligors’ Agent” means the Company, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.3 (Obligors’ Agent).

“Original Financial Statements” means in relation to each Original Obligor, its audited consolidated financial statements of that Original Obligor for the financial year ended 31 December 2020.

“Party” means a party to this Agreement.

“PBGC” means the U.S. Pension Benefit Guaranty Corporation.

“Perfection Requirements” means the making or the procuring of filings, stampings, registrations, notarisations, endorsements, translations and/or notifications of any Finance Document (and/or any Security created under it) necessary for the validity, enforceability (as against the relevant Obligor or any relevant third party) and/or perfection of that Finance Document.

“Permitted Holders” means each of (a) James J. Kim and his estate, spouse, siblings, ancestors, heirs, and lineal descendants, and spouses of any such persons, the legal representatives of any of the foregoing, and the trustee of any bona fide trust of which one or more of the foregoing are the principal beneficiaries or the grantors, (b) any other person that is controlled by any of the foregoing or (c) any group (as such term is used in Section 13(d) and 14(d) of the Exchange Act) that is controlled by any of the persons referred to in the immediately preceding paragraphs (a) and (b), so long as (1) each member of such group has voting rights approximately proportional to the percentage of ownership interests held or acquired by it (or, in the case of members who are persons referred to in the immediately preceding paragraphs (a) and (b), such members collectively have voting rights that are approximately proportional to all interests owned by such persons in the aggregate) and (2) no person or group (other than the Permitted Holders specified in clauses (a) and (b) above) beneficially owns more than 50% (on a fully diluted basis) of the voting stock in the Parent held by such group.

“Person” for the purposes of Clause 18.20 (Sanctions) and Clause 21.18 (Sanctions) has the meaning given to that term in Clause 18.20 (Sanctions).

“Quasi-Security” has the meaning given to that term in Clause 21.4 (Negative pledge).

“Receivables Program” means, with respect to any person, an agreement or other arrangement or program providing for the advance of funds to such person against the pledge, contribution, sale or other transfer of encumbrances of Receivables Program Assets of such person or such person and/or one or more of its Subsidiaries.

“Receivables Program Assets” means all of the following property and interests in property, including any undivided interest in any pool of any such property or interests, whether now existing or existing in the future or hereafter arising or acquired: (i) accounts, (ii) accounts receivable, general intangibles, instruments, contract rights, documents and chattel paper (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods, or the rendition of services, no matter how evidenced, whether or not earned by performance), (iii) all unpaid seller’s or lessor’s rights (including, without limitation, rescission, replevin, reclamation and stoppage in transit) relating to any of the foregoing or arising therefrom, (iv) all rights to any goods or merchandise represented by any of the foregoing (including, without limitation, returned or repossessed goods), (v) all reserves and credit balances with respect to any such accounts receivable or account debtors, (vi) all letters of credit, security or guarantees of any of the foregoing, (vii) all insurance policies or reports relating to any of the foregoing, (viii) all collection or deposit accounts relating to any of the foregoing, (ix) all books and records relating to any of the foregoing, (x) all instruments, contract rights, chattel paper, documents and general intangibles relating to any of the foregoing, and (xi) all proceeds of any of the foregoing.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.

“Regulations T, U and X” means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States.

“Related Fund”, in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	any jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

“Relevant Market” means the market specified as such in the Compounded Rate Terms.

“Repeating Representations” means each of the representations set out in Clauses 18.1 (Status) to 18.7 (Governing law and enforcement) (inclusive), Clause 18.10 (No default), paragraph (c) of Clause 18.11 (No misleading information), Clause 18.12 (Financial statements), Clause 18.15 (Authorised signatures) and Clause 18.17 (Ranking of Security) to Clause 18.27 (Immunity) (inclusive).

“Reporting Day” means the day specified as such in the Compounded Rate Terms.

“Reporting Time” means the relevant time (if any) specified as such in the Compounded Rate Terms.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Restricted List” means the list of entities set out in Schedule 15 (Restricted List).

“Restricted Subsidiary” of a person means any Subsidiary of such person that is not an Unrestricted Subsidiary.

“RFR” means the rate specified as such in the Compounded Rate Terms.

“RFR Banking Day” means any day specified as such in the Compounded Rate Terms.

“ROC Assignment Agreement (Insurances)” means each Taiwanese law governed assignment agreement relating to insurances dated on or about the date of this Agreement entered into between:

(a)	ATT and the Onshore Security Agent; and

(b)	AATT and the Onshore Security Agent.

“ROC Assignment Agreement (Intercompany Loans)” means each Taiwanese law governed assignment agreement relating to intercompany loans dated on or about the date of this Agreement entered into between:

(a)	ATT and the Onshore Security Agent; and

(b)	AATT and the Onshore Security Agent.

“ROC Chattel Mortgage” means each Taiwanese law governed chattel mortgage agreement dated on or about the date of this Agreement entered into between:

(a)	ATT and the Onshore Security Agent; and

(b)	AATT and the Onshore Security Agent.

“ROC Real Estate Mortgage” means each Taiwanese law governed real property mortgage agreement dated on or about the date of this Agreement entered into between:

(a)	ATT and the Onshore Security Agent; and

(b)	AATT and the Onshore Security Agent.

“ROC Security Document” means any or all, as the context may require, of:

(a)	each ROC Assignment Agreement (Intercompany Loans);

(b)	each ROC Assignment Agreement (Insurance);

(c)	the ROC Share Pledge;

(d)	each ROC Real Estate Mortgage; and

(e)	each ROC Chattel Mortgage.

“ROC Share Pledge” means the Taiwanese law governed share pledge agreement dated on or about the date of this Agreement entered into between ATT and the Onshore Security Agent in respect of all of the shares held by ATT in AATT.

“Rollover Loan” means one or more Loans:

(a)	made or to be made on the same day that a maturing Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Loan; and

(c)	made or to be made to the Company for the purpose of refinancing that maturing Loan.

“Sanctions” means any sanctions administered or enforced by:

(a)	the United States;

(b)	the United Nations Security Council;

(c)	the European Union;

(d)	the United Kingdom;

(e)	Japan;

(f)	Singapore; and

(g)

the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the US Department of the Treasury’s Office of Foreign Assets Control, the US Department of State, Her Majesty’s Treasury, and the Monetary Authority of Singapore.

“Secured Liabilities” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Obligor to any Secured Party under each Finance Document and including interest and fees that accrue after the commencement by or against any Obligor or any Affiliate thereof of any proceeding under any US Debtor Relief Laws naming such person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Secured Party” means a Finance Party, a Receiver or any Delegate.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Asset” means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Security Property” means:

(a)

the Transaction Security expressed to be granted in favour of the Offshore Security Agent as trustee, or as the case may be, the Onshore Security Agent as agent for the Secured Parties and all proceeds of that Transaction Security;

(b)

all obligations expressed to be undertaken by an Obligor to pay amounts in respect of the Secured Liabilities to the Offshore Security Agent as trustee, or as the case may be, the Onshore Security Agent as agent for the Secured Parties and secured by the Transaction Security, together with all representations and warranties expressed to be given by an Obligor in favour of the Offshore Security Agent as trustee, or as the case may be, the Onshore Security Agent as agent, for the Secured Parties; and

(c)

any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which each Security Agent is required by the terms of the Finance Documents to hold, in the case of the Offshore Security Agent, as trustee on trust for the Secured Parties and, in the case of the Onshore Security Agent, as agent for the benefit of the Secured Parties.

“Senior Officer” means the chairman of the board, director, president, chief executive officer, chief financial officer or treasurer of the Company or, if the context requires, an Obligor.

“Singapore Debenture” means the Singapore law governed all-assets security agreement to be entered into on or about the date of this Agreement between the Company as chargor and the Offshore Security Agent as chargee.

“Specified Time” means a day or time determined in accordance with Schedule 10 (Timetables).

“Subsidiary” means, in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)	more than half the issued equity share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and, for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Super Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 75 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 75 per cent. of the Total Commitments immediately prior to the reduction).

“Taiwan” or “ROC” means the Republic of China.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” has the meaning given to such term in Clause 12.1 (Tax definitions).

“Test Date” has the meaning given to such term in Clause 20.1 (Financial definitions).

“Threshold Breach” has the meaning given to that term in paragraph (a) of Clause 7.3 (Utilisation Threshold).

“Total Commitments” means at any time the aggregate of the Commitments (being US$600,000,000 at the date of this Agreement).

“Total Tangible Assets” means, with respect to any person, as of any date, the total consolidated assets of such person and its Subsidiaries as of such date less the amount of the consolidated intangible assets of such person and its Subsidiaries as of such date.

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under the Transaction Security Documents.

“Transaction Security Document” means any or all, as the context may require, of:

(a)	the Singapore Debenture;

(b)	each US Security Document;

(c)	each ROC Security Document;

(d)	any other document evidencing or creating or expressed to evidence or create Security over any asset to secure any obligation of any Obligor to a Secured Party under the Finance Documents; and

(e)	any other document designated as such by the relevant Security Agent and the Company.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“UCC” means the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“Unfunded Pension Liability” means the excess of an Employee Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that plan’s assets, determined in accordance with the assumptions used for funding the Employee Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“Unrestricted Subsidiary” means any Subsidiary of an Unrestricted Subsidiary and any Subsidiary of the Parent that is designated by the Board of Directors of the Parent as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(a)	has no Financial Indebtedness, other than non-recourse debt;

(b)	is a person with respect to which neither the Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(i)	to subscribe for additional equity share capital; or

(ii)	to maintain or preserve such person’s financial condition or to cause such person to achieve any specified levels of operating results; and

(c)	has not guaranteed or otherwise directly or indirectly provided credit support for any Financial Indebtedness of the Parent or any of its Restricted Subsidiaries.

“US” and “United States” means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America.

“US Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. 101 et seq., entitled “Bankruptcy”.

“US Debtor Relief Laws” means the US Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganisation, judicial management or similar debtor relief laws of the United States from time to time in effect and affecting the rights of creditors generally.

“US Pledge Agreement” means the New York law governed pledge and security agreement to be entered into on or about the date of this Agreement between the Parent and the Offshore Security Agent, in respect of the shares held by the Parent in Guardian Assets, Inc..

“US Security Agreement” means the New York law governed all-assets pledge and security agreement to be entered into on or about the date of this Agreement between the Parent and the Offshore Security Agent.

“US Security Documents” means each of the US Pledge Agreement and the US Security Agreement.

“US Subsidiary” means any member of the Group organised under the laws of the United States.

“US Tax Obligor” means:

(a)	the Company if it is resident for tax purposes in the US; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

“Utilisation Threshold” means the aggregate of:

(a)	US$250,000,000; and

(b)	an amount equal to 37.5 per cent. of the Group’s aggregate accounts receivable (net of allowances) as set out in the Filed Financial Statements.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)

any “Administrative Party”, the “Agent”, the “MLAB”, any “Finance Party”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, any “Security Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and in the case of each Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(iv)	“including” shall be construed as “including without limitation” (and cognate expressions shall be construed similarly);

(v)	a “group of Lenders” or a “group of Finance Parties” includes all the Lenders or, as the case may be, all the Finance Parties;

(vi)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)

a Lender’s “participation” in a Loan or Unpaid Sum includes an amount (in the currency of such Loan or Unpaid Sum) representing the fraction or portion (attributable to such Lender by virtue of the provisions of this Agreement) of the total amount of such Loan or Unpaid Sum and the Lender’s rights under this Agreement in respect thereof;

(viii)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(ix)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(x)	a provision of law is a reference to that provision as amended or re-enacted from time to time; and

(xi)	a time of day is a reference to Singapore time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)

A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived. If a Default or an Event of Default occurs as a result of any event or circumstance (the “Primary Default”), and such Primary Default is remedied or waived in accordance with the terms of the Finance Documents, any other Default or Event of Default (the “Secondary Default”) which arises as a direct consequence of the event or circumstance giving rise to the Primary Default (and not any other event(s) or circumstance(s)) shall, for the avoidance of doubt, be deemed to be automatically remedied or waived at the same time as the Primary Default is remedied or waived, provided that, at the time any such Secondary Default arises, no Senior Officer of the Parent had knowledge of that Secondary Default.

(e)

Where this Agreement specifies an amount in a given currency (the “specified currency”) “or its equivalent”, the “equivalent” is a reference to the amount of any other currency which, when converted into the specified currency utilising the Agent’s spot rate of exchange (or, if the Agent does not have an available spot rate of exchange, any publicly available spot rate of exchange selected by the Agent (acting reasonably)) for the purchase of the specified currency with that other currency at or about 11 a.m. on the relevant date, is equal to the relevant amount in the specified currency.

(f)	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(i)	any replacement page of that information service which displays that rate; and

(ii)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Company.

(g)	A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

(h)	Any Compounded Rate Supplement overrides anything in:

(i)	Schedule 12 (Compounded Rate Terms); or

(ii)	any earlier Compounded Rate Supplement.

(i)	A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:

(i)	Schedule 13 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 14 (Cumulative Compounded RFR Rate), as the case may be; or

(ii)	any earlier Compounding Methodology Supplement.

1.3	Currency symbols and definitions

(a)	“$”, “USD”, “US$” and “US dollars” denote the lawful currency of the US.

(b)	“NT” denotes the lawful currency of Taiwan.

1.4	Third party rights

(a)

Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)

Any Receiver, Delegate or any person described in Clause 25.11 (Exclusion of liability) may, subject to this Clause 1.4 and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

SECTION 2

THE FACILITY

2.	THE FACILITY

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Company a US dollar revolving loan facility in an aggregate amount equal to the Total Commitments.

2.2	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

Subject to paragraph (d) below, the rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	Subject to paragraph (d) below, a Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

(d)

With respect to Transaction Security which is related to assets located in Taiwan or the rights created under Taiwanese law by the relevant Transaction Security Document, each Obligor and each Finance Party agrees that each Finance Party shall be joint and several creditors under Article 283 of the Taiwan Civil Code with respect to their rights and claims hereunder and the other Finance Documents. The Onshore Security Agent shall hold and exercise such interest in its capacity as a joint and several creditor with all other Finance Parties in accordance with Article 283 of the Taiwan Civil Code and for the joint and several benefit of the Finance Parties.

2.3	Obligors’ Agent

(a)

Each Obligor (other than the Company) by its execution of this Agreement or an Accession Letter irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)

the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

3.	PURPOSE

3.1	Purpose

The Company shall apply all amounts borrowed by it under the Facility towards the general corporate purposes of the Group, including the payment of any fees, costs and expenses then due from the Company pursuant to Clause 11 (Fees), Clause 12.5 (Stamp taxes) and Clause 16.1 (Transaction expenses) (and the Company irrevocably authorises the Agent to deduct such fees, costs and expenses from the proceeds of the relevant Utilisation and pay those proceeds directly to the relevant payee or account).

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)

The Company may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders). The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

(b)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)

in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan and none of the circumstances described in Clause 7.2 (Change of control) has occurred;

(b)	the aggregate Loans outstanding on the proposed Utilisation Date (after the advance of the relevant Loan) would not be in excess of the Utilisation Threshold as at such Utilisation Date; and

(c)	the Repeating Representations to be made by each Obligor are true in all material respects.

4.3	Maximum number of Loans

(a)	The Company may not deliver a Utilisation Request if as a result of the proposed Utilisation more than 8 Loans would be outstanding.

(b)	The Company may not request that a Loan be divided.

SECTION 3

UTILISATION

5.	UTILISATION

5.1	Delivery of a Utilisation Request

The Company may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)	the proposed Interest Period complies with Clause 9 (Interest Periods).

(b)	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be US dollars.

(b)	The amount of the proposed Loan must be:

(i)

in respect of the first Utilisation, an amount which is not more than the Available Facility and in an amount sufficient to make the payments of fees, costs and expenses referred to in Clause 3.1 (Purpose); and

(ii)

in respect of any subsequent Utilisation, an amount which is not more than the Available Facility and which is a minimum of US$5,000,000 (and in integral multiples of US$1,000,000) or, if less, the Available Facility.

5.4	Lenders’ participation

(a)

If the conditions set out in Clause 4 (Conditions of Utilisation) and Clauses 5.1 (Delivery of a Utilisation Request) to 5.3 (Currency and amount) have been met, and subject to Clause 6.1 (Repayment of Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)

The Agent shall notify each Lender of the amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with Clause 28.1 (Payments to the Agent), in each case by the Specified Time.

5.5	Cancellation of Available Facility

The Commitments which, at that time, are unutilised shall be immediately cancelled at 5 p.m. on the last day of the Availability Period.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.	REPAYMENT

6.1	Repayment of Loans

(a)	The Company shall repay each Loan on the last day of its Interest Period.

(b)	Without prejudice to each Company’s obligation under paragraph (a) above, if:

(i)	one or more Loans are to be made available to the Company:

(A)	on the same day that a maturing Loan is due to be repaid by the Company; and

(B)	in whole or in part for the purpose of refinancing the maturing Loan; and

(ii)

the proportion borne by each Lender’s participation in the maturing Loan to the amount of that maturing Loan is the same as the proportion borne by that Lender’s participation in the new Loans to the aggregate amount of those new Loans, the aggregate amount of the new Loans shall, unless the Company notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan so that:

(A)	if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:

(1)	the Company will only be required to make a payment under Clause 28.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and

(2)

each Lender’s participation in the new Loans shall be treated as having been made available and applied by the Company in or towards repayment of that Lender’s participation in the maturing Loan and that Lender will not be required to make a payment under Clause 28.1 (Payments to the Agent) in respect of its participation in the new Loans; and

(B)	if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:

(1)	the Company will not be required to make a payment under Clause 28.1 (Payments to the Agent); and

(2)

each Lender will be required to make a payment under Clause 28.1 (Payments to the Agent) in respect of its participation in the new Loans only to the extent that its participation in the new Loans exceeds that Lender’s participation in the maturing Loan and the remainder of that Lender’s participation in the new Loans shall be treated as having been made available and applied by the Company in or towards repayment of that Lender’s participation in the maturing Loan.

7.	PREPAYMENT AND CANCELLATION

7.1	Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it is or will become unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Company, the Available Commitment of that Lender will be immediately cancelled; and

(c)

to the extent that the Lender’s participation has not been transferred pursuant to paragraph (d) of Clause 7.7 (Right of prepayment and cancellation in relation to a single Lender), the Company shall repay that Lender’s participation in the Loans made to the Company on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid.

7.2	Change of control

(a)	If:

(i)	any Obligor (other than the Parent) ceases to be controlled by the Parent; or

(ii)	any person or group of persons (other than Permitted Holders) acting in concert holds, directly or indirectly, more than 35 per cent. of the ordinary voting shares in the Parent,

the Company or the Parent shall promptly notify the Agent upon becoming aware of that event and:

(iii)	a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan); and

(iv)

if a Lender so requires and notifies the Agent within 15 Business Days of the Company or the Parent notifying the Agent of the event, the Agent shall (subject to the Company’s right to replace such Lender under paragraph (d) of Clause 7.7 (Right of prepayment and cancellation in relation to a single Lender)), by not less than 5 days’ notice to the Company, cancel each Available Commitment of that Lender and declare the participation of that Lender in all Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents in relation to that Lender’s participation(s) immediately due and payable, whereupon each such Available Commitment will be immediately cancelled, any Commitment of that Lender shall immediately cease to be available for further utilisation and all such Loans, accrued interest and other amounts shall become immediately due and payable.

(b)	For the purpose of paragraph (a) above, “control” or “controlled” means:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to do any of the following:

(A)

cast, or control the casting of, all the votes that might be cast at a general meeting of an Obligor (other than the Parent) (and excluding, in respect of AATT, up to 0.03% of the shares in AATT which are not held by ATT); or

(B)	appoint or remove all of the directors or other equivalent officers of an Obligor (other than the Parent); or

(C)

give directions with respect to the operating and financial policies of an Obligor (other than the Parent) which the directors or other equivalent officers of such company are obliged to comply with; or

(ii)

the holding, directly or indirectly of all of the issued share capital of an Obligor (other than the Parent) (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital and excluding, in respect of AATT, up to 0.03% of the shares in AATT which are not held by ATT).

(c)

For the purpose of paragraph (a) above, “acting in concert” means, in relation to the Parent, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them, either directly or indirectly, of shares in that company, to obtain or consolidate control of the Parent.

7.3	Utilisation Threshold

(a)

If at any time the aggregate principal amount of the outstanding Loans is greater than the relevant Utilisation Threshold at such time (such event being a “Threshold Breach”), the Company shall make a prepayment of the outstanding Loans.

(b)

The amount of the prepayment required shall be equal to the amount which, if subtracted from the aggregate principal amount of the outstanding Loans as at the date of such Threshold Breach, would have resulted in the aggregate outstanding Loans being equal or lower than to the relevant Utilisation Threshold.

(c)

Any prepayment under this Clause 7.3 shall be made within seven (7) Business Days of the earlier of (A) the Agent giving notice to the Company and (B) any Obligor becoming aware of the Threshold Breach. For the avoidance of doubt, the Agent shall not be obliged to monitor whether a Threshold Breach has occurred.

7.4	Asset sales

(a)	The Company shall:

(i)	ensure that all Disposal Proceeds (other than Excluded Disposal Proceeds) are applied in prepayment of the outstanding Loans; and

(ii)	subject to paragraph (b) below, cancel the Available Commitments in an amount equal to all amounts prepaid under paragraph (i) above,

in each case, within five (5) Business Days of these proceeds ceasing to be Excluded Disposal Proceeds.

(b)	The Majority Lenders may elect to waive the cancellation of the Available Commitments under paragraph (a)(ii) above.

(c)	In this Clause 7.4:

(i)

“Asset Sale” means a sale, lease, transfer or other disposal by a member of the Group (whether by a voluntary or involuntary single transaction or series of transaction) referred to under paragraph (v) of Clause 21.5 (Disposals);

(ii)	“Disposal Proceeds” means the consideration receivable by any member of the Group for any Asset Sale made by any member of the Group after deducting:

(A)	any reasonable expenses which are incurred by that member of the Group with respect to that Asset Sale to persons who are not members of the Group; and

(B)

any Tax incurred and required to be paid by the seller in connection with that Asset Sale (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance); and

(iii)	“Excluded Disposal Proceeds” means Disposal Proceeds which are applied by the relevant member of the Group in reinvestments in assets used in operations of that member of the Group within:

(A)	365 days of receipt of those Disposal Proceeds; or

(B)

365 days of the relevant member of the Group making a binding commitment to the Agent (such commitment being given within 365 days of receipt of the relevant Disposal Proceeds) to reinvest such Disposal Proceeds.

7.5	Voluntary cancellation

The Company may, if it gives the Agent not less than five (5) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of US$5,000,000 and thereafter in integral multiples of US$1,000,000) of the Available Facility. Any cancellation under this Clause 7.5 shall reduce the Commitments of the Lenders rateably. Any such notice of cancellation may, subject to paragraph (f) of Clause 15.2 (Other indemnities), be expressed to be conditioned on the consummation of a refinancing or other transaction where the proceeds of such transaction are to be used to repay or prepay the outstanding Loans.

7.6	Voluntary prepayment of Loans

The Company may, if it gives the Agent not less than five (5) RFR Banking Days’ (or such shorter period as the Majority Lenders and the Agent may agree) prior notice, prepay the whole or any part of a Loan (but if in part, being an amount that reduces the amount of the Loan by a minimum amount of US$5,000,000 and in integral multiples of US$1,000,000). Any such notice of prepayment may, subject to paragraph (f) of Clause 15.2 (Other indemnities), be expressed to be conditioned on the consummation of a refinancing or other transaction where the proceeds of such transaction are to be used to repay or prepay the outstanding Loans.

7.7	Right of prepayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (a) of Clause 12.2 (Tax gross-up);

(ii)	any Lender claims indemnification from the Company under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased Costs); or

(iii)	any Lender is a Defaulting Lender,

the Company may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the prepayment of that Lender’s participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Available Commitment(s) of that Lender shall be immediately reduced to zero.

(c)

On the last day of each Interest Period which ends after the Company has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), the Company shall prepay that Lender’s participation in that Loan and that Lender’s corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid.

(d)	If:

(i)	any of the circumstances set out in paragraph (a) above apply to a Lender;

(ii)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (h) below);

(iii)	a Lender gives the notice referred to in paragraph (a)(iv) of Clause 7.2 (Change of control);

(iv)	an Obligor becomes obliged to pay any amount in accordance with Clause 7.1 (Illegality) to any Lender; or

(v)

an Existing Lender intends to assign any of its rights or transfer by novation any of its rights and obligations to an entity on the Restricted List in accordance with paragraph (d) of Clause 23.2 (Conditions of assignment or transfer), the Company may, on five (5) Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under the Finance Documents to a Lender or other bank, financial institution, trust, fund or other entity selected by the Company which (A) is not a member of the Group and (B) confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 23 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent or any Security Agent;

(ii)	none of the Agent, any Security Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 120 days after the date on which that Lender is deemed to be a Non-Consenting Lender;

(iv)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(v)

no Lender shall be obliged to execute a Transfer Certificate unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required to conduct in relation to the transfer to such replacement Lender.

(f)

A Lender shall perform the procedures described in paragraph (e)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Company when it is satisfied that it has completed those checks.

(g)

(i)

If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent five (5) Business Days’ notice of cancellation of the Available Commitment of that Lender.

(ii)	On the notice referred to in paragraph (i) above becoming effective, the Available Commitment of that Defaulting Lender shall immediately be reduced to zero.

(iii)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (i) above, notify all the Lenders.

(h)	In the event that:

(i)	the Company or the Agent (at the request of the Company) has requested the Lenders to give consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question requires the approval of all the Lenders; and

(iii)	the Majority Lenders have consented or agreed to such waiver or amendment,

then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

7.8	Restrictions

(a)

Any notice of cancellation or prepayment given by any Party under this Clause 7 shall, except as expressly provided in Clause 7.5 (Voluntary cancellation), be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	Unless a contrary indication appears in this Agreement, any part of the Facility which is repaid or prepaid may be reborrowed in accordance with the terms of this Agreement.

(d)	The Company shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

(g)

If all or part of any Lender’s participation in a Loan is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

7.9	Application of prepayments

(a)

Any prepayment of a Loan pursuant to Clause 7.2 (Change of control), Clause 7.3 (Utilisation Threshold), Clause 7.6 (Voluntary prepayment of Loans) shall be applied pro rata to each Lender’s participation in that Loan.

(b)

Any prepayment of a Loan and/or cancellation of any Available Commitment pursuant to Clause 7.4 (Asset sales), or as the case may be, paragraph (e) of Clause 20.4 (Equity Cure) shall be applied in the following order:

(i)

first, unless the Majority Lenders have waived that requirement pursuant to paragraph (b) of Clause 7.4 (Asset sale) or, as the case may be, paragraph (f) of Clause 20.4 (Equity Cure), in cancellation of the Available Commitments under the Facility on a pro rata basis (and the Available Commitments of the Lenders under the Facility will be cancelled rateably); and

(ii)

secondly, in prepayment of that Loan, such that the outstanding Loan shall be prepaid on a pro rata basis in accordance with each Lender’s participation in that Loan, and cancellation of the corresponding Commitments.

SECTION 5

COSTS OF UTILISATION

8.	INTEREST

8.1	Calculation of interest

(a)	The rate of interest on each Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin; and

(ii)	Compounded Reference Rate for that day.

(b)	If any day during an Interest Period for a Loan is not an RFR Banking Day, the rate of interest on that Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.

8.2	Payment of interest

The Company shall pay accrued interest on each Loan on the last day of each Interest Period.

8.3	Default interest

(a)	If either:

(i)	an Event of Default of the kind referred to in Clause 22.6 (Insolvency), 22.7 (Insolvency proceedings) or 22.8 (Creditors’ process) is continuing; or

(ii)	an Obligor fails to pay any amount payable by it under a Finance Document on its due date and a Lender so requires by notice to the Agent,

interest shall accrue:

(iii)	in the case of the circumstances described in paragraph (a)(i) above, on the aggregate outstanding Loans until such Event of Default ceases to be continuing; or

(iv)	in the case of the circumstances described in paragraph (a)(ii) above, on the overdue amount due to such Lender from the due date up to the date of actual payment (both before and after judgment),

at a rate which is 2.00 per cent. per annum higher than the rate which would have been payable if the aggregate Loans or overdue amount, as applicable, had, during the relevant period, constituted a Loan in the currency of the relevant amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4	Notification of rates of interest

(a)	The Agent shall promptly upon an Interest Payment being determinable notify:

(i)	the Company of that Interest Payment;

(ii)	each relevant Lender of the proportion of that Interest Payment which relates to that Lender’s participation in the relevant Loan; and

(iii)	the relevant Lenders and the Company of:

(A)	each applicable rate of interest relating to the determination of that Interest Payment; and

(B)	to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Loan.

This paragraph (a) shall not apply to any Interest Payment determined pursuant to Clause 10.3 (Cost of funds).

(b)	The Agent shall promptly notify the Company of each Funding Rate relating to a Loan.

(c)	The Agent shall promptly notify the relevant Lenders and the Company of the determination of a rate of interest relating to a Loan to which Clause 10.3 (Cost of funds) applies.

(d)	This Clause 8.4 shall not require the Agent to make any notification to any Party on a day which is not a Business Day.

9.	INTEREST PERIODS

9.1	Selection of Interest Periods

(a)	The Company may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(b)

Subject to this Clause 9, the Company may select an Interest Period of any period specified in the Compounded Rate Terms or of any other period agreed between the Company, the Agent and all the Lenders in relation to the relevant Loan.

(c)	An Interest Period for a Loan shall not extend beyond the Final Repayment Date.

(d)	A Loan has one Interest Period only which shall start on the Utilisation Date of that Loan.

(e)	No Interest Period for a Loan shall be longer than six Months.

9.2	Non-Business Days

(a)

Other than where paragraph (b) below applies, if an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	If there are rules specified as “Business Day Conventions” in the Compounded Rate Terms, those rules shall apply to each Interest Period for a Loan or an Unpaid Sum.

10.	CHANGES TO THE CALCULATION OF INTEREST

10.1	Interest calculation if no RFR or Central Bank Rate

If:

(a)	there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a Loan; and

(b)	“Cost of funds will apply as a fallback” is specified in the Compounded Rate Terms,

Clause 10.3 (Cost of funds) shall apply to that Loan for that Interest Period.

10.2	Market disruption

If:

(a)	a Market Disruption Rate is specified in the Compounded Rate Terms; and

(b)

before the Reporting Time, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of that Market Disruption Rate,

Clause 10.3 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

10.3	Cost of funds

(a)

If this Clause 10.3 applies to a Loan for an Interest Period, Clause 8.1 (Calculation of interest) shall not apply to that Loan for that Interest Period and the rate of interest on each Lender’s share of that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the applicable Margin; and

(ii)

the rate notified to the Agent by that Lender as soon as practicable and in any event by the Reporting Time, to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)

If this Clause 10.3 applies and the Agent so requires, the Agent and the Company shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

(d)	If this Clause 10.3 applies pursuant to Clause 10.2 (Market disruption) and in relation to a Loan:

(i)	a Lender’s Funding Rate is less than the relevant Market Disruption Rate; or

(ii)	a Lender does not supply a quotation by the Reporting Time,

the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Market Disruption Rate for that Loan.

(e)	If this Clause 10.3 applies the Agent shall, as soon as is practicable, notify the Company.

10.4	Break Costs

(a)

If an amount is specified as Break Costs in the Compounded Rate Terms, the Company shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (if any) attributable to all or any part of a Loan or Unpaid Sum being paid by the Company on a day prior to the last day of an Interest Period for that Loan or Unpaid Sum.

(b)

Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become, payable.

11.	FEES

11.1	Commitment fee

(a)	The Company shall pay to the Agent (for the account of each Lender) a fee computed and accruing on a daily basis at the rate of:

(i)	on any day on which the aggregate of the undrawn and uncancelled Commitments is less than or equal to 33.3% of the Total Commitments, 0.30 per cent. per annum;

(ii)

on any day on which the aggregate of the undrawn and uncancelled Commitments is less than or equal to 66.7% of the Total Commitments and greater than 33.3% of the Total Commitments, 0.40 per cent. per annum; or

(iii)	on any day on which the aggregate of the undrawn and uncancelled Commitments is greater than 66.7% of the Total Commitments, 0.50 per cent. per annum,

in each case on the undrawn and uncancelled amount of each Lender’s Commitment for the Availability Period at 5 p.m. (in the principal financial centre of the country of the relevant currency) on each day of the Availability Period (or, if any such day shall not be a Business Day, at 5 p.m. on the immediately preceding Business Day).

(b)	The accrued commitment fee is payable:

(i)	on the last day of each successive period of three (3) Months which ends during the Availability Period;

(ii)	on the last day of the Availability Period; and

(iii)	if a Lender’s Commitment is reduced to zero before the last day of the Availability Period, on the day on which such reduction to zero becomes effective.

11.2	Arrangement fee

The Company shall pay to the MLAB an arrangement fee in the amount and at the times agreed in a Fee Letter.

11.3	Agency fee

The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

11.4	Onshore Security agency fee

The Company shall pay to the Onshore Security Agent (for its own account) a security agency fee in the amount and at the times agreed in a Fee Letter.

11.5	Offshore Security agency fee

The Company shall pay to the Offshore Security Agent (for its own account) a security agency fee in the amount and at the times agreed in a Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12.	TAX GROSS-UP AND INDEMNITIES

12.1	Tax definitions

In this Clause 12:

“Qualifying Lender” means a Singaporean Qualifying Lender or any other Lender approved in writing by the Company.

“Singaporean Qualifying Lender” means a Lender that, on the date that it becomes a Lender, is beneficially entitled (in the case of a Treaty Lender within the meaning (if any) of the relevant Singaporean Treaty) to interest payable to that Lender in respect of a Loan and which is:

(a)	a Treaty Lender; or

(b)	a Lender which:

(i)

is a financial institution resident in Singapore for Singapore tax purposes or is acting through a Facility Office in Singapore which has been granted a waiver from the Inland Revenue Authority of Singapore for payments of interest to be made to it without any Singapore withholding tax; and

(ii)

is in possession of (A) a valid licence granted under the Banking Act 1970 of Singapore, authorising it to conduct banking business in Singapore or (B) a valid licence granted by the Monetary Authority of Singapore, authorising it to conduct merchant banking business in Singapore.

“Singapore Treaty State” means a jurisdiction having a double taxation agreement (a “Singaporean Treaty”) with Singapore which makes provision for full exemption from tax imposed by Singapore on interest.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means an increased payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

“Treaty Lender” means a Lender which:

(a)	is treated as a resident of a Singaporean Treaty State for the purposes of a Singaporean Treaty;

(b)	does not carry on a business in Singapore through a permanent establishment with which that Lender’s participation in any Loan is effectively connected; and

(c)

is, on the date it becomes a Lender, entitled under the relevant Singaporean Treaty in force on that date (subject to the completion of any necessary procedural formalities and to the satisfaction of all other conditions for relief under that Singaporean Treaty) to the relevant payment without a deduction or withholding on account of tax imposed by Singapore.

Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(a)

All payments to be made by an Obligor to any Finance Party under the Finance Documents shall be made free and clear of and without any Tax Deduction unless such Obligor is required by applicable law or regulation to make a Tax Deduction, in which case the sum payable by such Obligor (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)

The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)

If an Obligor is required by applicable law or regulation to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)	No additional amounts shall be payable to a Lender under paragraph (a) above in respect of a Tax Deduction on account of Tax imposed by:

(i)

Singapore, if on the date on which the payment falls due the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Singaporean Qualifying Lender, but on that date that Lender is not or has ceased to be a Singaporean Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority;

(ii)

Singapore, if on the date on which the payment falls due the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (f) below; or

(iii)	any jurisdiction in the case of Taxes described in paragraphs (a)(i) and (ii) of Clause 12.3 (Tax indemnity).

(e)

Within 45 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(f)

Any Finance Party and each Obligor which makes a payment to which that Finance Party is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without, or at a reduced rate of, a Tax Deduction.

12.3	Tax indemnity

(a)

Without prejudice to Clause 12.2 (Tax gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Company shall, within five (5) Business Days of demand of the Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 12.3 shall not apply to:

(i)

any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated;

(ii)

any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located; or

(iii)	a FATCA Deduction required to be made by a Party.

(b)	A Finance Party intending to make a claim under paragraph (a) above shall notify the Agent of the event giving rise to the claim, whereupon the Agent shall notify the Company thereof.

(c)	A Finance Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Agent.

12.4	Tax credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave such Finance Party (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5	Stamp taxes

The Company shall:

(a)	pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document; and

(b)

within five (5) Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of any Finance Document.

12.6	Indirect tax

(a)

All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party (including for the avoidance of doubt any amounts payable under Clause 16.1 (Transaction expenses)) shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

12.7	FATCA information

(a)	Subject to paragraph (c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)

If the Company is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten (10) Business Days of the date of a request from the Agent, supply to the Agent:

(i)	a withholding certificate on the applicable Form W-8, Form W-9 or any other relevant form; or

(ii)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Company.

(g)

If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Company.

(h)

The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.

12.8	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

13.	INCREASED COSTS

13.1	Increased Costs

(a)

Subject to Clause 13.3 (Exceptions) the Company shall, within three (3) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement, provided that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to have been introduced after the date of this Agreement, regardless of the date enacted, adopted or issued. The terms “law” and “regulation” in this paragraph (a) shall include any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)	In this Agreement, “Increased Costs” means:

(i)

a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital (including as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party);

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to the undertaking, funding or performance by such Finance Party of any of its obligations under any Finance Document or any participation of such Finance Party in any Loan or Unpaid Sum.

13.2	Increased Cost claims

(a)

A Finance Party (other than the Agent) intending to make a claim pursuant to Clause 13.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)	Each Finance Party (other than the Agent) shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions

Clause 13.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)

compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (a) of Clause 12.3 (Tax indemnity) applied); or

(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

14.	MITIGATION BY THE LENDERS

14.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross-up and Indemnities) or Clause 13 (Increased Costs), including:

(i)

providing such information as the Company may reasonably request in order to permit the Company to determine its entitlement to claim any exemption or other relief (whether pursuant to a double taxation treaty or otherwise) from any obligation to make a Tax Deduction; and

(ii)	in relation to any circumstances which arise following the date of this Agreement, transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

14.2	Limitation of liability

(a)	The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 14.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 14.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

14.3	Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

15.	OTHER INDEMNITIES

15.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three (3) Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2	Other indemnities

The Company shall (or shall procure that an Obligor will), within three (3) Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by that Secured Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	the Information Memorandum or any other information produced or approved by any Obligor being or being alleged to be misleading and/or deceptive in any respect;

(c)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed or secured under any Finance Document;

(d)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including any cost, loss or liability arising as a result of Clause 26 (Application of Proceeds);

(e)

funding, or making arrangements to fund, its participation in a Loan requested by the Company in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(f)	a Loan (or part of a Loan) not being prepaid or cancelled in accordance with a notice of prepayment or cancellation given by the Company.

15.3	Indemnity to the Agent

The Company shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

15.4	Indemnity to the Security Agents

(a)	Each Obligor shall jointly and severally promptly indemnify each Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)	any failure by the Company to comply with obligations under Clause 16 (Costs and Expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)	the exercise of any of the rights, powers, discretions and remedies vested in that Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(v)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(vi)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; or

(vii)

acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property or the performance of the terms of the Finance Documents (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(b)

Each Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Security Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 15.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

15.5	Continuing indemnity

Each indemnity given by a Party under or in connection with a Finance Document is a continuing obligation, independent of that Party’s other obligations under or in connection with that or any other Finance Document and survives after that Finance Document is terminated. It is not necessary for a Finance Party to pay any amount or incur any expense before enforcing an indemnity under or in connection with this Agreement or any other Finance Document.

16.	COSTS AND EXPENSES

16.1	Transaction expenses

The Company shall, within ten (10) Business Days of demand, pay the Administrative Parties the amount of all costs and expenses (including legal fees, up to a cap as may be agreed between the Company and Administrative Parties) reasonably incurred by any of them (and, in the case of the Security Agents, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement or in a Transaction Security Document; and

(b)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs

If:

(a)	an Obligor requests an amendment, waiver or consent;

(b)	an amendment is required pursuant to Clause 28.9 (Change of currency); or

(c)	an amendment or waiver is required under Clause 34.4 (Replacement of Rate),

the Company shall, within ten (10) Business Days of demand, reimburse each of the Agent and the Security Agents for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent or the Security Agents (and, in the case of the Security Agents, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement and preservation costs

The Company shall, within three (3) Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against that Secured Party as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights.

SECTION 7

GUARANTEE

17.	GUARANTEE AND INDEMNITY

17.1	Guarantee and indemnity

(a)	Each Guarantor irrevocably and unconditionally jointly and severally:

(i)

guarantees to each Finance Party punctual performance by the Company of all its obligations under the Finance Documents (including, without limitation, all amounts which, but for any US Debtor Relief Law, would become due and payable and all interest accruing after the commencement of any proceeding under a US Debtor Relief Law at the rate provided for in the relevant Finance Document, whether or not allowed in any such proceeding);

(ii)

undertakes with each Finance Party that whenever the Company does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(iii)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of the Company not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 if the amount claimed had been recoverable on the basis of a guarantee.

(b)

Notwithstanding anything to the contrary herein, upon the occurrence of any Automatic Acceleration Event, any presentment, demand, protest or notice of any kind required by the foregoing clauses are expressly waived.

17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 17 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4	Waiver of defences

The obligations of each Guarantor under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this Clause 17, would reduce, release or prejudice any of its obligations under this Clause 17 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or any other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group or such other person;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(g)	any insolvency or similar proceedings; or

(h)	this Agreement or any other Finance Document not being executed by or binding upon any other party.

17.5	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 17.

17.7	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise or otherwise enjoy the benefit of any right which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17:

(a)	to be indemnified by an Obligor or any other person;

(b)	to claim any contribution from any other guarantor of or provider of security for any Obligor’s obligations under the Finance Documents or any other person;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor or any other person to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor or any other person; and/or

(f)	to claim or prove as a creditor of any Obligor or any other person in competition with any Finance Party.

If any Guarantor shall receive any benefit, payment or distribution in relation to any such right it shall hold that benefit, payment or distribution (or so much of it as may be necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be paid in full) on trust for the Finance Parties, and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 28 (Payment Mechanics).

17.8	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

17.9	Guarantee Limitation - Fraudulent Conveyance

Notwithstanding any term or provision of this Clause 17 or any other term in this Agreement or any Finance Document, the maximum aggregate amount of the obligations for which any Guarantor shall be liable under this Agreement or any other Finance Document shall in no event exceed an amount equal to the largest amount that would not render such Guarantor’s obligations under this Agreement subject to avoidance under applicable US Debtor Relief Laws, in all cases before taking into account any liabilities under any other guarantee by such Guarantor.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18.	REPRESENTATIONS

Each Obligor, with respect to itself unless a contrary indication appears, makes the representations and warranties set out in this Clause 18 to each Finance Party on the date of this Agreement (and in the case of an Additional Guarantor, on the date of accession of that Additional Guarantor to this Agreement).

18.1	Status

(a)	It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

18.2	Binding obligations

Subject to the Legal Reservations and the Perfection Requirements:

(a)	the obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable obligations; and

(b)

without limiting the generality of paragraph (a) above, each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

18.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its or any of its Subsidiaries’ constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets which might reasonably be expected to have a Material Adverse Effect.

18.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

18.5	Validity and admissibility in evidence

Except for registration of the Transaction Security Documents in accordance with Clause 18.6 (Registration and stamping requirements), all Authorisations required:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(b)	to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions; and

(c)	for it and its Subsidiaries to carry on their business, and which are material,

have been obtained or effected and are in full force and effect.

18.6	Registration and stamping requirements

Except for:

(a)

registration of statements containing the prescribed particulars of the Security created by the Singapore Debenture with the Accounting and Corporate Regulatory Authority of Singapore in accordance with the time frame set out in the Companies Act 1967 of Singapore;

(b)	the payment of Singapore stamp duty of S$500 on the execution of the Singapore Debenture within 14 days from the date of the Singapore Debenture;

(c)	the payment of Singapore stamp duty of S$10 on the declaration of trust set out in paragraph (b) of Clause 25.1 (The Agent and the Security Agents) within 14 days from the date of this Agreement;

(d)	the registration of each ROC Chattel Mortgage and each ROC Real Estate Mortgage with the relevant Taiwanese authorities;

(e)	the filing of UCC financing statements in respect of each US Security Document; and

(f)

the recording in the United States Patent and Trademark Office and/or the United States Copyright Office of a fully executed intellectual property security agreement supplemental in accordance with the terms of the US Security Agreement, it is not necessary to file, register, stamp or record any Finance Document in any public place or elsewhere.

18.7	Governing law and enforcement

(a)	Subject to the Legal Reservations, the choice of the governing law of each of the Finance Documents to which it is a party will be recognised and enforced in its Relevant Jurisdictions.

(b)

Subject to the Legal Reservations, any judgment obtained in relation to a Finance Document to which it is a party in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

18.8	Deduction of Tax

Except for the payment of withholding Tax by AATT and ATT in relation to any payment made pursuant to Clause 17 (Guarantee and Indemnity), it is not required under the law applicable where it is incorporated or resident or at the address specified in this Agreement to make any Tax Deduction from any payment it may make under any Finance Document.

18.9	No filing or stamp taxes

Except for registration fees associated with the registration of the Transaction Security Documents and the payment of stamp duty in respect of the Singapore Debenture in each case in accordance with Clause 18.6 (Registration and stamping requirements), it is not necessary under the laws of the Relevant Jurisdictions that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

18.10	No default

(a)	No Default or Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)

No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which might have a Material Adverse Effect.

18.11	No misleading information

(a)

Any factual information contained in or provided by any member of the Group for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated;

(b)

nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect; and

(c)

all information (other than the Information Memorandum) supplied by any member of the Group was true, complete and accurate in all material respects as at the date it was given and was not misleading in any respect, in each case, it being understood that any supplementary information provided that cures any inaccuracy shall be deemed to cure any potential misrepresentation in relation to this Clause 18.11.

18.12	Financial statements

(a)

Each Obligor’s financial statements most recently supplied to the Agent (which, at the date of this Agreement, are the Original Financial Statements) were prepared in accordance with GAAP consistently applied save to the extent expressly disclosed in such financial statements or as otherwise expressly permitted by this Agreement.

(b)

Each Obligor’s financial statements most recently supplied to the Agent (which, at the date of this Agreement, are the Original Financial Statements) give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition and operations for the period to which they relate, save to the extent expressly disclosed in such financial statements.

(c)

There has been no material adverse change in its or any Obligor’s business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Parent) since the date of the Original Financial Statements.

(d)

Each Finance Party acknowledges that an Obligor may be required to restate historical financial statements and, without prejudice to any other terms of the Finance Documents, that such restatements will not result in a Default or Event of Default under this Clause 18.12 only.

18.13	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.14	No proceedings

(a)

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which would reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

(b)

No judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it or any of its Subsidiaries.

18.15	Authorised signatures

Any person specified as its authorised signatory under Schedule 2 (Conditions Precedent) or paragraph (h) of Clause 19.5 (Information: miscellaneous) is authorised to sign Utilisation Requests (in the case of the Company only) and other notices on its behalf.

18.16	Environmental laws

(a)

Each member of the Group is in compliance with Clause 21.8 (Environmental compliance) and to the best of its knowledge and belief no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)

No Environmental Claim has been commenced or (to the best of its knowledge and belief) is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

18.17	Ranking of Security

Subject to the Legal Reservations and Perfection Requirements and except as otherwise expressly permitted by this Agreement, the Transaction Security has or will have first ranking priority and is not subject to any prior ranking or pari passu ranking Security.

18.18	Good title to assets

It and each of its Subsidiaries has a good, valid and marketable title to all assets which it purports to grant Security over under the Transaction Security Documents and valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted, in each case, in all material respects.

18.19	Legal and beneficial ownership

It and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security free from all Security, except for the Security created under the Transaction Security Documents or expressly permitted by this Agreement.

18.20	Sanctions

None of the Obligors, any of their respective subsidiaries, any director or officer, or any employee, agent, or affiliate, of any Obligor or any of their respective subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by Persons that are, (i) the subject of any Sanctions or (ii) located, organised or resident in a country or territory that is, or whose government is, the subject of Sanctions in violation of any Sanctions.

18.21	Anti-bribery law

No Obligor, nor to its knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of an Obligor or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 (the “UK Bribery Act”) and the FCPA. Furthermore, each Obligor and, to the knowledge of each Obligor, its affiliates have conducted their businesses in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

18.22	Anti-money Laundering

The operations of each member of the Group, its subsidiaries and their respective affiliates are and have been conducted at all times in material compliance with applicable financial record keeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over any member of the Group, any of its subsidiaries or any of their respective affiliates, including, but not limited to, the U.S. International Money Laundering Abatement and the U.S. Terrorism Financing Act of 2001 (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any member of the Group, any of its subsidiaries, any of their respective affiliates or any of their respective directors, officers, agents or employees, in each case, with respect to Money Laundering Laws is pending or, to the best of each Obligor’s knowledge, threatened.

18.23	Anti-Terrorism Laws

No member of the Group or, to the knowledge of any member of the Group, none of their respective brokers or other agents acting or benefiting in any capacity in connection with any Loan:

(a)	is in violation of any Anti-Terrorism Law;

(b)	is a Designated Person; or

(c)	deals in any property or interest in property blocked pursuant to any Anti-Terrorism Law.

18.24	ERISA Compliance

(a)	No ERISA Event has occurred, is continuing or is reasonably likely to occur that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b)

Each Employee Plan has been operated and administered in accordance with its terms, ERISA, the Code and applicable law, and is in compliance in form with ERISA and the Code (including, where intended to be qualified under Section 401(a) of the Code, such Employee Plan has received a favorable determination (or an opinion or advisory letter from the IRS affording equivalent reliance) or an application for such a letter is currently being processed by the IRS with respect thereto) and all other applicable federal, state or local laws and regulations save where any failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)

There are no actions, suits or claims pending against or involving an Employee Plan (other than routine claims for benefits) or, to the knowledge of any Obligor or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Employee Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to have a Material Adverse Effect.

(d)

To the knowledge of each Obligor and each ERISA Affiliate, no Multiemployer Plan is or is reasonably likely to become insolvent for purposes of Title IV of ERISA, except where any such insolvency would not reasonably be expected to have a Material Adverse Effect.

18.25	Federal Reserve Regulations

(a)

No Obligor is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

(b)

None of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of buying or carrying any Margin Stock, for the purpose of reducing or retiring any Financial Indebtedness that was originally incurred to buy or carry any Margin Stock or for any other purpose which might cause all or any Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation U or Regulation X.

18.26	Investment Companies

No Obligor, person controlling an Obligor or Subsidiary of an Obligor is or is required to be registered as an “investment company” under the U.S. Investment Company Act of 1940.

18.27	Immunity

No Obligor nor any of its assets have been conferred any immunity from suit, attachment, execution or other legal process.

18.28	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(a)	the date of each Utilisation Request;

(b)	the first day of each Interest Period; and

(c)	in the case of an Additional Guarantor, the day on which that Additional Guarantor accedes to this Agreement under an Accession Letter.

19.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1	Financial statements

The Company or the Parent shall supply to the Agent in sufficient copies for all the Lenders (it being understood that any documents required to be delivered hereunder shall be deemed delivered when publicly filed with the U.S. Securities and Exchange Commission):

(a)	as soon as the same become available, but in any event within 120 days after the end of each of its financial years, the Parent’s audited consolidated financial statements for that financial year;

(b)

as soon as the same become available, but in any event within 270 days after the end of each of its financial years, the audited consolidated financial statements of each Obligor (other than the Parent) for that financial year; and

(c)

as soon as the same become available, but in any event within 60 days after the end of each quarter of each of its financial years (other than the last quarter of each such year), the Parent’s consolidated financial statements for that financial quarter and the consolidated financial statements of each other Obligor for that financial quarter.

19.2	Compliance Certificate

(a)

The Parent shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a) or (c) of Clause 19.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial Covenants) and computations as to the Utilisation Threshold as at the date as at which those financial statements were drawn up.

(b)	Each Compliance Certificate delivered pursuant to paragraph (a) above shall be signed by a Senior Officer.

19.3	Requirements as to financial statements

(a)

Each set of financial statements delivered by the Parent pursuant to Clause 19.1 (Financial statements) shall be certified by a Senior Officer of the Parent as giving a true and fair view of (in the case of any such financial statements which are audited) or fairly representing (in the case of any such financial statements which are unaudited) the relevant Obligor’s financial condition as at the date as at which those financial statements were drawn up.

(b)

The Parent shall procure that each set of financial statements delivered pursuant to Clause 19.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of its Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and it delivers to the Agent:

(i)	a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(ii)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 20 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

(c)

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

19.4	ERISA-related information

Each Obligor shall (and the Parent shall cause each ERISA Affiliate to):

(a)

(i)

promptly upon written request of the Agent, deliver to the Agent copies of each annual and other return, report or valuation with respect to each Employee Plan or Multiemployer Plan, as filed with any applicable Governmental Agency; and

(ii)	promptly following receipt thereof, deliver to the Agent copies of:

(A)	any documents described in Sections 101(k) or 101(l) of ERISA that any Obligor or any ERISA Affiliate may request with respect to any Multiemployer Plan; and

(B)	any documents described in Section 101(f) of ERISA that any Obligor or any ERISA Affiliate receives with respect to any Multiemployer Plan; and

(b)

promptly and in any event within 15 Business Days after any Obligor or any ERISA Affiliate becomes aware that an ERISA Event has occurred and that such ERISA Event has or would reasonably be expected to have a Material Adverse Effect, deliver to the Agent a statement describing such ERISA Event and the action, if any, that such Obligor or such ERISA Affiliate has taken and proposes to take with respect thereto.

19.5	Information: miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Finance Parties, if the Agent so requests) (it being understood that any documents required to be delivered hereunder shall be deemed delivered when publicly filed with the U.S. Securities and Exchange Commission):

(a)	all documents dispatched by the Parent to its public shareholders (or any class of them) or by any member of the Group to its creditors generally at the same time as they are dispatched;

(b)

promptly, any announcement, notice or other document relating specifically to the Parent posted onto any electronic website maintained by any stock exchange on which shares in or other securities of the Parent are listed or any electronic website required by any such stock exchange to be maintained by or on behalf of the Parent;

(c)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which would reasonably be expected to have a Material Adverse Effect;

(d)	promptly, such information as a Security Agent may reasonably require about the Security Assets and compliance of the Obligors with the terms of any Transaction Security Documents;

(e)

promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Group, and which would reasonably be expected to have a Material Adverse Effect;

(f)	promptly upon becoming aware of any Threshold Breach, details of that Threshold Breach, including the amount of the prepayment required under Clause 7.3 (Utilisation Threshold);

(g)	promptly, such further information regarding any member of the Group as any Finance Party (through the Agent) may reasonably request;

(h)	promptly, notice of any change in authorised signatories of any Obligor signed by a director or company secretary of such Obligor accompanied by specimen signatures of any new authorised signatories;

(i)	promptly and, in any event, at the same time as such filing, the details of any acquisition for which the Parent is required to file a Form 8-K with the U.S. Securities and Exchange Commission; and

(j)

promptly and, in any event, on or prior to the date of each anniversary of the date of this Agreement, a list of Chattels (including the invoices relating to such Chattels and the categories of such Chattels).

19.6	Notification of default

(a)

Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)

Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its Senior Officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.7	Direct electronic delivery by Company

Any Obligor may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly to that Lender in accordance with Clause 30.5 (Electronic communication).

19.8	“Know your customer” checks

(a)

Each Obligor shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any other Finance Party (including on behalf of any prospective new Finance Party)) in order for the Agent, such other Finance Party or any prospective new Finance Party to conduct all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct.

(b)

Each other Finance Party shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to conduct all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct.

20.	FINANCIAL COVENANTS

20.1	Financial definitions

In this Agreement:

“Debt Service” means, in respect of any Relevant Period, the aggregate of:

(a)

principal scheduled to be repaid on borrowings in respect of Funded Debt, excluding any Funded Debt referred to in paragraph (b) below (that were not otherwise available for redrawing and excluding any amounts refinanced within the same Relevant Period);

(b)	principal scheduled to be repaid on borrowings in respect of Funded Debt relating to the Japanese Term Loans (excluding any equivalent amounts refinanced within the same Relevant Period); and

(c)	Finance Charges.

“Debt Service Cover” means in respect of the Group, the ratio of EBITDA to Debt Service in respect of any Relevant Period.

“EBITDA” means, in respect of any Relevant Period, the consolidated operating profit of the Group before taxation excluding the results from discontinued operations:

(a)

before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any member of the Group (calculated on a consolidated basis) in respect of that Relevant Period;

(b)	not including any accrued interest owing to any member of the Group;

(c)

after adding back any amount attributable to the amortisation, depreciation or impairment of assets of members of the Group (and taking no account of the reversal of any previous impairment charge made in that Relevant Period);

(d)	before taking into account any Exceptional Items;

(e)	after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Group which is attributable to minority interests;

(f)	before taking into account any unrealised gains or losses on any financial instrument (other than any derivative instrument which is accounted for on a hedge accounting basis);

(g)	before taking into account any gain arising from an upward revaluation of any other asset; and

(h)	excluding the charge to profit represented by the expensing of stock options,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation.

“Exceptional Items” means any material items of an unusual or non-recurring nature which represent gains or losses including those arising on:

(a)	the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring;

(b)	disposals, revaluations, write downs or impairment of non-current assets or any reversal of any write down or impairment; and

(c)	disposals of assets associated with discontinued operations.

“Finance Charges” means, in respect of any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Funded Debt paid or payable by any member of the Group (calculated on a consolidated basis) in cash or capitalised in respect of that Relevant Period:

(a)	including any upfront fees or costs which are included as part of the effective interest rate adjustments;

(b)	including the interest (but not the capital) element of payments in respect of Finance Leases; and

(c)	including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any member of the Group under any interest rate hedging arrangement,

and so that no amount shall be added (or deducted) more than once.

“Finance Lease” means any lease or hire purchase contract, a liability under which would, in accordance with GAAP, be treated as a balance sheet liability.

“Funded Debt” means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any Financial Indebtedness of members of the Group which in each case is classified as borrowings under GAAP, excluding any Financial Indebtedness referred to in paragraph (b)(v) of Clause 21.12 (Financial Indebtedness) (but including, for the avoidance of doubt, any secured hedging including as referred to in paragraph (c)(vii) of Clause 21.4 (Negative pledge)).

“Japanese Term Loans” means:

(a)

the syndicated loan agreement entered into as of 13 July 2018, 23 December 2019, 14 December 2020 and 16 December 2021 by Amkor Technology Japan as borrower and Sumitomo Mitsui Banking Corporation as agent;

(b)	the term loan agreement entered into as of 26 June 2017 by Amkor Technology Japan as borrower and Sumitomo Mitsui Banking Corporation as lender; and

(c)	the term loan agreement entered into as of 31 July 2017 by Amkor Technology Japan as borrower and Development Bank of Japan as lender.

“Leverage” means in respect of the Group, the aggregate amount of Funded Debt on the last day of any Relevant Period divided by EBITDA in respect of that Relevant Period.

“Relevant Period” means each period of 12 months ending on the last day of each of the Group’s financial years and each period of 12 months ending on the last day of each of the Group’s financial quarters (other than the final financial quarter) (and the last day of any such period shall be a “Test Date”).

“Test Date” has the meaning given to that term in the definition of “Relevant Period” above.

20.2	Financial condition

The Parent shall ensure that:

(a)	Debt Service Cover: Debt Service Cover in respect of any Relevant Period shall be greater than 2.00:1.

(b)	Leverage: Leverage in respect of any Relevant Period shall be less than 3.00:1.

20.3	Financial testing

The financial covenants set out in Clause 20.2 (Financial condition) shall be calculated in accordance with GAAP and tested by reference to the most recent Filed Financial Statements.

20.4	Equity Cure

(a)

In the event that there is a breach of Clause 20.2 (Financial condition) in respect of a Test Date (each such Test Date a “Relevant Test Date”, and any Relevant Period in respect of such Relevant Test Date being a “Cure Relevant Period”), the Parent shall have the right (an “Equity Cure Right”) to procure the cure of such a breach in accordance with this Clause 20.4.

(b)

If the Parent wishes to exercise an Equity Cure Right in respect of a Relevant Test Date and/or a Cure Relevant Period in relation to a breach of Clause 20.2 (Financial condition), it shall procure that after the Relevant Test Date but on or before the date falling 1 Month after the date by which the Parent is obliged to deliver a Compliance Certificate in respect of the Relevant Test Date to the Agent pursuant to the terms of this Agreement, the Parent receives an amount (the “Cure Amount”) of cash proceeds of either (i) the issuance of equity by the Parent or (ii) the provision of subordinated loans by one or more shareholders of the Parent (subordinated on terms acceptable to the Agent).

(c)	Following the provision of a Cure Amount, the financial covenants set out at Clause 20.2 (Financial condition) shall be recalculated, and:

(i)	for the purposes of paragraph (a) of Clause 20.2 (Financial condition), such Cure Amount shall be treated as having been deducted from Debt Service as at the Relevant Test Date; and

(ii)	for the purposes of paragraph (b) of Clause 20.2 (Financial condition), such Cure Amount shall be treated as having been deducted from Funded Debt as at the Relevant Test Date,

and if on such basis all such undertakings are satisfied, any breach of the same in respect of the Relevant Test Date shall be deemed to have been remedied.

(d)	The Parent may not exercise an Equity Cure Right:

(i)	in respect of two (2) successive Test Dates; or

(ii)	on more than five (5) occasions following the date of this Agreement.

(e)

Any Cure Amount provided to the Parent pursuant to this Clause 20.4 shall promptly, and in any event within five (5) Business Days of receipt, be applied by the Parent in prepayment of the outstanding Loans whereupon the Available Commitment shall be cancelled in an amount equal to such Cure Amount in accordance with paragraph (b) of Clause 7.9 (Application of prepayments).

(f)	The Majority Lenders may elect to waive the cancellation of the Available Commitments under paragraph (e) above.

21.	GENERAL UNDERTAKINGS

The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1	Authorisations

(a)	Each Obligor shall promptly:

(i)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(ii)	supply certified copies to the Agent of,

any Authorisation required to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

(b)	Each Obligor shall promptly make the registrations and comply with the other requirements specified in Clause 18.6 (Registration and stamping requirements).

21.2	Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

21.3	Pari passu ranking

Each Obligor shall ensure that its payment obligations under the Finance Documents rank and continue to rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

21.4	Negative pledge

In this Clause 21.4, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

(a)	No Obligor shall (and the Parent shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall (and the Parent shall ensure that no other member of the Group will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into or permit to subsist any title retention arrangement;

(iv)	enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(v)	enter into or permit to subsist any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to:

(i)

any Security or Quasi-Security created pursuant to the CTBC Existing Financing so long as the registration in respect of such Security or Quasi-Security is amended to reflect that such Security or Quasi-Security secures only the Secured Liabilities at the times and in the manner contemplated by Clause 21.24 (Condition subsequent);

(ii)

any Security or Quasi-Security listed in Schedule 8 (Existing Security and Financial Indebtedness) and any refinancing thereof except, in each case, to the extent the principal amount secured by that Security or Quasi-Security exceeds the amount stated in that Schedule;

(iii)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(iv)	any payment or close-out netting or set-off arrangement pursuant to any hedging transaction entered into by a member of the Group for the purpose of:

(A)	hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or

(B)	its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only,

excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction;

(v)	any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(A)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(B)	the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a member of the Group; and

(C)	the Security or Quasi-Security does not exceed 75 per cent. of the Total Tangible Assets of such member of the Group;

(vi)

any Security or Quasi-Security over or affecting any asset of any person which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that person becomes a member of the Group, if:

(A)	the Security or Quasi-Security was not created in contemplation of the acquisition of that person;

(B)	the principal amount secured has not been increased in contemplation of or since the acquisition of that person; and

(C)	the Security or Quasi-Security does not exceed 75 per cent. of such person’s Total Tangible Assets;

(vii)	any Security or Quasi-Security under a credit support arrangement in relation to any hedging transaction entered into by a member of the Group for the purposes of:

(A)	hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or

(B)	its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only,

which (when aggregated with the principal amount of hedging transactions which has the benefit of Security or Quasi-Security given by any member of the Group permitted under this paragraph (vi)) does not exceed US$50,000,000 (or its equivalent in another currency or currencies);

(viii)

any lien arising by operation of law and in the ordinary course of trading provided that the debt which is secured thereby is paid when due or contested in good faith by appropriate proceedings and properly provisioned;

(ix)	any Security or Quasi-Security created pursuant to any Finance Document;

(x)

any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group; or

(xi)

any Security or Quasi-Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi-Security given by any member of the Group other than any permitted under paragraphs (i) to (x) above) does not exceed US$800,000,000 (or its equivalent in another currency or currencies).

21.5	Disposals

(a)

No Obligor shall (and the Parent shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)	made in the ordinary course of trading of the disposing entity;

(ii)	of assets in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose (other than an exchange of a non-cash asset for cash);

(iii)	of receivables of:

(A)	identified customers listed in Schedule 9 (Existing Buyers) and any Affiliates thereof; or

(B)	any other customers approved by the Majority Lenders;

(iv)	by a member of the Group (the “Disposing Company”) to another member of the Group (the “Acquiring Company”), provided that:

(A)	each of the Disposing Company and the Acquiring Company is an Obligor;

(B)	each of the Disposing Company and the Acquiring Company is not an Obligor;

(C)	the Disposing Company is not an Obligor and the Acquiring Company is an Obligor; or

(D)	if the Disposing Company is an Obligor and the Acquiring Company is not an Obligor:

(1)

if at the time of entry into such transaction Leverage is less than or equal to 2.25:1 (tested by reference to the then most recent Filed Financial Statements), provided that such arrangements are entered into in the ordinary course of business; or

(2)

if at the time of entry into such transaction Leverage is greater than 2.25:1 (tested by reference to the then most recent Filed Financial Statements), where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal permitted under this paragraph (2) and after deducting the higher of the market value or consideration receivable for any sale, lease, transfer or other disposals from members of the Group which are not Obligors to Obligors during that financial year) in each case made after the date of this Agreement does not exceed the aggregate of US$1,000,000,000 plus 25 per cent. of the net income of the Parent for the period starting on 1 January 2022 until the date of the most recent Filed Financial Statements (treated as one accounting period) (or its equivalent in another currency or other currencies) at any time;

(v)	by member of the Group and which is not referred to in paragraphs (i) to (iv) above or paragraph (vi) below, provided that:

(A)	such member of the Group receives consideration at the time of such sale, lease, transfer or other disposal at least equal to the fair market value;

(B)	at least 75 per cent. of the consideration received by such member of the Group is in the form of cash; and

(C)	such consideration received is applied in accordance with Clause 7.4 (Asset sales); or

(vi)

where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal by members of the Group, other than any permitted under paragraphs (i) to (v) above) does not exceed either (A) US$50,000,000 (or its equivalent in another currency or currencies) in any financial year or (B) US$25,000,000 (or its equivalent in another currency or currencies) for any individual transaction.

21.6	Merger

(a)	No Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction (a “Merger”).

(b)	Paragraph (a) above does not apply to:

(i)	any sale, lease, transfer or other disposal permitted pursuant to Clause 21.5 (Disposals);

(ii)	a solvent Merger under which the relevant Obligor will be the surviving legal entity (and if the Company is involved in such transaction, the Company is the surviving legal entity); or

(iii)

a solvent Merger under which the relevant Obligor is merged into a separate entity (a “Successor Obligor”), and following such Merger, such Successor Obligor assumes all of the obligations of the relevant Obligor under the Finance Documents, provided that, in the case of a Merger permitted under paragraphs (ii) and (iii) above, such Merger will only be permitted if the Agent is provided with:

(A)	evidence (including, if requested by the Agent, satisfactory legal opinions) that such Obligor’s or Successor Obligor’s obligations under the Finance Documents remain in full force and effect; and

(B)	a certificate signed by a Senior Officer of the Parent that such Merger complies with the terms of this Agreement.

21.7	Change of business

The Parent shall procure that no substantial change is made to the general nature of the business of the Group, taken as a whole, from that carried on at the date of this Agreement, provided that the Group may engage in any activities incidental, complementary or reasonably related to the general nature of its business as of the date of this Agreement.

21.8	Environmental compliance

Each Obligor shall (and the Parent shall ensure that each member of the Group will) comply in all material respects with all Environmental Law, obtain and maintain any material Environmental Permits and take all reasonable steps in anticipation of material known or expected future changes to or obligations under Environmental Law or any Environmental Permits.

21.9	Environmental Claims

Each Obligor shall inform the Agent in writing promptly upon becoming aware of:

(a)	any Environmental Claim which has been commenced or (to the best of such Obligor’s knowledge and belief) is threatened against any member of the Group; or

(b)	any facts or circumstances which will or might reasonably be expected to result in any Environmental Claim being commenced or threatened against any member of the Group,

in each case where such Environmental Claim would reasonably be expected to have a Material Adverse Effect.

21.10	Acquisitions

(a)	No Obligor shall (and the Parent shall ensure that no other member of the Group will) acquire any company, business, assets or undertaking or make any investment.

(b)	Paragraph (a) above does not apply to an acquisition or investment:

(i)	which is in respect of a company which accedes as an Additional Guarantor in accordance with Clause 24.2 (Accession of an Additional Guarantor);

(ii)	which is in respect of a company which does not accede as an Additional Guarantor in accordance with Clause 24.2 (Accession of an Additional Guarantor), provided that:

(A)

if at the time of the entry into such transaction Leverage is less than or equal to 2.25:1 (tested on a pro forma basis by reference to the then most recent Filed Financial Statements after giving effect to the arrangements contemplated by such acquisition or investment) as evidenced by a certificate signed by a Senior Officer of the Parent setting out (in reasonable detail) computations as to compliance with this paragraph (A) delivered to the Agent (if the Agent so requests (for itself or on behalf of any other Finance Party));

(B)	no Event of Default is continuing or would result from the proposed acquisition or, as the case may be, investment;

(C)	the aggregate Loans outstanding on the proposed date of acquisition or, as the case may be, investment would not be in excess of the Utilisation Threshold as at such date; and

(D)	the Repeating Representations to be made by each Obligor are true in all material respects on the date of such acquisition or, as the case may be, investment; or

(iii)	not referred to in paragraphs (i) to (ii) above which does not, at any time, exceed the greater of:

(A)	10% of the Parent’s consolidated total assets as determined by reference to the most recent Filed Financial Statements; and

(B)	US$600,000,000,

provided that such acquisition or investment does not result in a breach of any Authorisation or of any other provision of this Agreement.

21.11	Loans and guarantees

(a)

No Obligor shall (and the Parent shall ensure that no other member of the Group will) make or allow to subsist any loans, grant any credit (save in the ordinary course of business) or give or allow to remain outstanding any guarantee or indemnity (except as required under any of the Finance Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person (together, “Credit”).

(b)	Paragraph (a) above does not apply to any Credit:

(i)	advanced by an Obligor to another Obligor or by a member of the Group which is not an Obligor to another member of the Group which is not an Obligor;

(ii)	advanced by a member of the Group which is not an Obligor to another member of the Group which is an Obligor provided that such Credit is subordinated on terms reasonably acceptable to the Agent; or

(iii)	made by an Obligor to a member of the Group which is not an Obligor, provided that:

(A)

if at the time of entry into such transaction Leverage is less than or equal to 2.25:1 (tested by reference to the then most recent Filed Financial Statements), provided that such arrangements are entered into in the ordinary course of business in connection with the Group’s treasury management operations; or

(B)

if at the time of entry into such transaction Leverage is greater than 2.25:1 (tested by reference to the then most recent Filed Financial Statements), the aggregate principal amount of all such Credit (when aggregated with the aggregate principal amount of all such Credit permitted under this paragraph (B) and after deducting the aggregate principle amount of all such Credit from members of the Group which are not Obligors to Obligors at that time) in each case advanced after the date of this Agreement does not exceed the aggregate of US$1,000,000,000 plus 25 per cent. of the net income of the Parent for the period starting on 1 January 2022 until the date of the most recent Filed Financial Statements (treated as one accounting period) (or its equivalent in another currency or other currencies) at any time; and

(C)	the relevant Obligor has granted security over its rights in respect of such Credit in favour of the Secured Parties on terms acceptable to the Agent.

21.12	Financial Indebtedness

(a)	No Obligor shall (and the Parent shall ensure that no other member of the Group will) incur or permit to remain outstanding any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:

(i)	any Financial Indebtedness incurred pursuant to any factoring arrangement by any member of the Group for so long as such obligation is not classified as borrowings under GAAP;

(ii)

any Financial Indebtedness incurred pursuant to any Finance Documents and any refinancing thereof except, in each case, to the extent the principal amount of such Financial Indebtedness (other than any upfront fees, original issue discount and the amount of reasonable expenses incurred in connection therewith) exceeds the amount incurred pursuant to any Finance Documents;

(iii)

any Financial Indebtedness existing as at the date of this Agreement listed in Schedule 8 (Existing Security and Financial Indebtedness) and any refinancing thereof except, in each case, to the extent the principal amount of such Financial Indebtedness (other than any upfront fees, original issue discount and the amount of reasonable expenses incurred in connection therewith) exceeds the amount stated in that Schedule;

(iv)	any Financial Indebtedness between any members of the Group referred to in paragraph (b) of Clause 21.11 (Loans and guarantees);

(v)

any Financial Indebtedness incurred pursuant to any hedging transactions entered into by any member of the Group for the purpose of fixing or hedging interest rate, commodity or currency risk in the ordinary course of business for bona fide hedging purposes, provided that the notional principal amount of any such obligations under such hedging transactions with respect to interest rates does not exceed the amount of Financial Indebtedness or other liability to which such obligation relates; or

(vi)

any Financial Indebtedness the principal amount of which (when aggregated with the principal amount of any other Financial Indebtedness incurred by any member of the Group, including any Financial Indebtedness incurred under paragraphs (i) to (iv) above but excluding any Financial Indebtedness incurred under paragraph (v) above) from time to time complies with the financial covenant set out in paragraph (b) of Clause 20.2 (Financial condition) (tested on a pro forma basis by reference to the then most recent Filed Financial Statements after giving effect to the arrangements contemplated by such transaction).

21.13	Trade receivables

The Company shall ensure that, on each Test Date, the proportion of the Group’s aggregate trade receivables (as set out in the Filed Financial Statements) which it owns, is not less than 75 per cent..

21.14	Preservation of assets

Each Obligor shall (and the Parent shall ensure that each other member of the Group will), in each case, subject to any transactions permitted hereunder, maintain in all material respects in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business.

21.15	Financial assistance

Each Obligor shall (and the Parent shall procure each other member of the Group will) comply in all respects with sections 678 and 679 of the Companies Act 2006 and any equivalent legislation in other jurisdictions including in relation to the execution of the Transaction Security Documents and payment of amounts due under this Agreement.

21.16	Subordinated loans

(a)

The Parent shall not (and will ensure that no other member of the Group will) pay any management, advisory or other fee to or to the order of any of the shareholders of the Parent, provided that members of the Group may pay reasonable fees and salaries to directors of the Parent and provide an indemnity on behalf of officers, directors and employees of the Parent or any Subsidiaries as determined in good faith by the board of directors of the Parent.

(b)

No Obligor will pay, repay or prepay any principal, interest or other amount on or in respect of, or redeem, purchase or defease any Financial Indebtedness owed actually or contingently, to any Group member or any shareholder of the Parent, which is, or is required by the Finance Documents to be, subordinated to the Secured Liabilities.

21.17	Anti-bribery law

No part of the proceeds of the Facility will be used, directly or indirectly, for any payments that could constitute a violation of any applicable anti-bribery law or any applicable Money Laundering Law.

21.18	Sanctions

(a)

The Company will not, directly or indirectly, use the proceeds of the Facility, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions in violation of any Sanctions or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any person participating in the Facility, whether as underwriter, advisor, investor or otherwise).

(b)

The Company shall not make any payment to any Finance Party from a source connected directly or indirectly with any person or any country or territory that is or whose government is the subject of Sanctions in violation of any Sanctions.

21.19	Compliance with ERISA

Each Obligor shall (and the Parent shall cause each ERISA Affiliate to):

(a)

maintain all Employee Plans that are presently in existence or may, from time to time, come into existence, in compliance with the terms of any such Employee Plan, ERISA, the Code and all other applicable laws, in each case except to the extent where failure to do so would not reasonably be expected to have a Material Adverse Effect; and

(b)

make or cause to be made contributions to all Employee Plans in a timely manner and, with respect to Employee Plans, in a sufficient amount to comply with the requirements of Sections 302 and 303 of ERISA and Sections 412 and 430 of the Code, in each case except to the extent where failure to do so would not reasonably be expected to have a Material Adverse Effect.

21.20	Federal Reserve Regulations

Each Obligor will use the Facility without violating Regulations T, U and X.

21.21	Further assurance

(a)

Each Obligor shall (and the Parent shall procure that each member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as a Security Agent may reasonably specify (and in such form as that Security Agent may reasonably require in favour of that Security Agent or its nominee(s)):

(i)

to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of that Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)

to confer on that Security Agent or confer on the Finance Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)

Each Obligor shall (and the Parent shall procure that each member of the Group shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agents or the Finance Parties by or pursuant to the Finance Documents.

21.22	Material US Subsidiary

The Parent shall, within 30 days of the date on which any member of the Group becomes a Material US Subsidiary:

(a)	ensure Security is granted in respect of the shares of such Material US Subsidiary in favour of the Secured Parties on terms acceptable to the Agent;

(b)

provide evidence (including, if requested by the Agent, satisfactory legal opinions) that such obligations expressed to be assumed in such document are legal, valid, binding and enforceable obligations; and

(c)

ensure that such Material US Subsidiary shall accede as an Additional Guarantor in accordance with, and comply with the other requirements set out in, Clause 24.2 (Accession of an Additional Guarantor).

21.23	Security over chattels

Each Obligor shall, in respect of any Chattels acquired after the date of the relevant ROC Chattel Mortgage to which such Obligor is a party or which are transferred to an Obligor after the date of the relevant ROC Chattel Mortgage to which such Obligor is a party:

(a)

ensure Security is granted in respect of such Chattels in favour of the Onshore Security Agent on substantially the same terms as set out in the relevant ROC Chattel Mortgage to the extent possible taking into account the nature of such Chattels;

(b)

provide evidence (including, if requested by the Agent, satisfactory legal opinions) that such obligations expressed to be assumed in such document are legal, valid, binding and enforceable obligations; and

(c)	ensure that such Security is registered with the relevant Taiwanese authorities,

in each case, at any time prior to each relevant anniversary of the date of the relevant ROC Chattel Mortgage and in any event, on an annual basis within one Month of each relevant anniversary of the date of the relevant ROC Chattel Mortgage. For the avoidance of doubt, no Obligor shall be required to provide additional Security over any Chattels over which Security has already been granted.

21.24	Condition subsequent

(a)	The Parent shall:

(i)	within one Business Day of the date of this Agreement, file the UCC financing statements in respect of each US Security Document with the relevant filing office; and

(ii)	within 30 Business Days of the date of the US Security Agreement, provide copies of the following documents:

(A)	the New York law governed account control agreement entered into by the Parent, the Offshore Security Agent and Bank of America, N.A.;

(B)	the New York law governed account control agreement entered into by the Parent, the Offshore Security Agent and U.S. Bank National Association; and

(C)	the New York law governed account control agreement entered into by the Parent, the Offshore Security Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

(b)	Each Obligor shall:

(i)	provide evidence of registration of each ROC Chattel Mortgage with the relevant Taiwanese authorities within one Month of the date of each ROC Chattel Mortgage;

(ii)	affix a notice of mortgage on each asset expressed to be subject to the Security created under each ROC Chattel Mortgage within one Month of the date of each ROC Chattel Mortgage;

(iii)	provide evidence of registration of each ROC Real Estate Mortgage with the relevant Taiwanese authorities within 14 Business Days of the date of this Agreement;

(iv)

provide evidence that the CTBC Existing Financing is unsecured (including the amendment of registration of the Security or Quasi-Security created pursuant to the CTBC Existing Financing within 14 Business Days of the date of this Agreement); and

(v)

ensure that all endorsed share certificates (if any) in relation to the shares subject to or expressed to be subject to the ROC Share Pledge together with all other deliverables to the extent required to be delivered under the ROC Share Pledge are delivered in accordance with the terms of the ROC Share Pledge.

21.25	Money Laundering Laws

(a)	Each Obligor shall (and the Parent shall procure that each member of the Group will) ensure that it is in compliance with all Money Laundering Laws.

(b)

Each Obligor shall (and the Parent shall procure that each member of the Group will) ensure that it is in compliance with the U.S. International Money Laundering Abatement and the U.S. Terrorism Financing Act of 2001.

21.26	Anti-Terrorism Laws

(a)

Subject to paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will) nor shall any of their respective brokers or other agents acting or benefiting in any capacity in connection any Loan:

(i)	be in violation of any Anti-Terrorism Law;

(ii)	be a Designated Person; or

(iii)	deal in any property or interest in property blocked pursuant to any Anti-Terrorism Law.

(b)	Each Obligor shall (and the Parent shall procure that each member of the Group will) ensure that:

(i)	it does not; and

(ii)	subject to paragraph (d) below, none of its directors, officers, agents, employees or other persons associated with or acting on behalf of any member of the Group (a “relevant FCPA person”) shall,

use any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; make any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violate any provision of the FCPA; or make any bribe, rebate, payoff, influence payment, kickback or other unlawful payment prohibited under any applicable law or regulation equivalent to the FCPA.

(c)

An Obligor will not be in breach of paragraph (a) above in respect of the circumstances or activities of any brokers or agents of the Group which are restricted under paragraphs (a)(i) to (a)(iii) above (inclusive) if that Obligor does not have knowledge of the relevant circumstances or activities.

(d)

An Obligor will not be in breach of paragraph (b)(ii) above if the relevant member of the Group does not have knowledge that the relevant FCPA Person is engaged in any of the activities set out in paragraph (b) above.

(e)	Each Obligor shall (and the Parent shall procure that each member of the Group will) ensure that:

(i)

it has in place customary procedures designed to identify, at the time of engagement with or appointment of its broker or agent acting or benefiting in any capacity in connection with any Loan, if any of the circumstances or activities that are restricted under paragraphs (a)(i) to (a)(iii) above applies to or is undertaken by such broker or agent; and

(ii)

it will terminate its engagement with or appointment of any such broker or agent promptly upon any member of the Group having knowledge that any of the circumstances or activities that are restricted under subparagraphs (a)(i) to (a)(iii) above applies to or is undertaken by that broker or agent.

(f)	Each Obligor shall (and the Parent shall procure that each member of the Group will) ensure that:

(i)	it has in place customary procedures designed to monitor the engagement by its directors, officers and employees in any of the activities set out in paragraph (b) above; and

(ii)

it will terminate its engagement with or appointment of any of its relevant FCPA Persons promptly upon any member of the Group having knowledge that that relevant FCPA Person has engaged in any of the activities set out in paragraph (b).

22.	EVENTS OF DEFAULT

Each of the events or circumstances set out in the following sub-clauses of this Clause 22 (other than Clause 22.14 (Acceleration)) is an Event of Default.

22.1	Non-payment

An Obligor does not pay on the due date:

(a)	the principal amount of the Secured Liabilities on the last day of any Interest Period or on the Final Repayment Date;

(b)	accrued interest on any Loan on the last day of any Interest Period, and such failure continues unremedied for a period of five (5) Business Days; or

(c)	any other Secured Liabilities and such failure continues unremedied for a period of ten (10) Business Days,

in each case, on its due date or at stated maturity, on demand, upon acceleration or otherwise.

22.2	Financial covenants

Subject to Clause 20.4 (Equity Cure), any requirement of Clause 20 (Financial Covenants) is not satisfied.

22.3	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 22.1 (Non-payment) and Clause 22.2 (Financial covenants)).

(b)

No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 30 days of the earlier of (A) the Agent giving written notice to the Company and (B) any Obligor becoming aware of the failure to comply.

22.4	Misrepresentation

(a)

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)

No Event of Default under paragraph (a) above will occur if the misrepresentation and the circumstances giving rise to such misrepresentation are capable of remedy and are remedied within 30 days of the earlier of (A) the Agent giving written notice to the Company and (B) any Obligor becoming aware of such circumstance.

22.5	Cross default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)

Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)

No Event of Default will occur under this Clause 22.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than US$100,000,000 (or its equivalent in any other currency or currencies).

22.6	Insolvency

(a)

A member of the Group is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	A moratorium is declared in respect of any indebtedness of any member of the Group.

22.7	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

(b)	a composition or arrangement with any creditor of any member of the Group, or an assignment for the benefit of creditors generally of any member of the Group or a class of such creditors;

(c)

the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of any member of the Group or any of its assets; or

(d)	enforcement of any Security over any assets of any member of the Group,

or any analogous procedure or step is taken in any jurisdiction.

Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 60 days of commencement.

22.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group having an aggregate value of not less than US$100,000,000 (or its equivalent in any other currency or currencies) and is not discharged within 60 days.

22.9	Unlawfulness and invalidity

(a)

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective.

(b)

Any obligation or obligations of any Obligor under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Finance Parties under the Finance Documents.

(c)

Any Finance Document ceases to be in full force and effect or any Transaction Security ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

22.10	Repudiation

An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

22.11	Declared Company

Any Obligor which is a Singapore company is declared by the Minister for Finance of Singapore to be a company to which Part IX of the Companies Act, Chapter 50 of Singapore applies.

22.12	Material adverse change

Any event or circumstance, or series of events or circumstances occurs which would reasonably be expected to have a Material Adverse Effect (unless the events or circumstances are capable of remedy and are remedied within 30 days of the earlier of (X) a Senior Officer of the Company becoming aware of such events or circumstances and (Y) written notice from the Agent).

22.13	ERISA

Any ERISA Event occurs that, when aggregated with any other ERISA Event, could reasonably be expected to have a Material Adverse Effect.

22.14	Acceleration

(a)	On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(i)	without prejudice to the participations of any Lender in any Loans then outstanding:

(A)

cancel the Available Commitment of each Lender, whereupon each such Available Commitment shall immediately be cancelled and the Facility shall immediately cease to be available for further utilisation; or

(B)

cancel any part of any Commitment (and reduce such Commitment accordingly), whereupon the relevant part shall immediately be cancelled (and the relevant Commitment shall be immediately reduced accordingly); and/or

(ii)

declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(iii)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(iv)	exercise or direct each Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

(b)

If an Event of Default under Clause 22.6 (Insolvency) or Clause 22.7 (Insolvency Proceedings) shall occur in a US court of competent jurisdiction (an “Automatic Acceleration Event”) in respect of an Obligor then, without notice to such Obligor or any other person, or any other act by the Agent or any other person, the Total Commitments shall automatically terminate and the principal amount of the Loans to the Company, together with all accrued interest thereon and all other amounts owed by the Obligors under the Finance Documents shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived.

SECTION 9

CHANGES TO PARTIES

23.	CHANGES TO THE LENDERS

23.1	Assignments and transfers by the Lenders

(a)	Subject to this Clause 23, a Lender (the “Existing Lender”) may:

(i)	assign any of its rights; or

(ii)	transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution (the “New Lender”).

(b)	Subject to this Clause 23, the Lender which is the Onshore Security Agent may:

(i)	assign any of its rights; or

(ii)	transfer by novation any of its rights and obligations,

under the Finance Documents to a New Lender, provided that:

(A)	while it remains as Onshore Security Agent, it shall remain a Lender at all times; or

(B)

if it intends to assign all of its rights or transfer by novation all of its rights and obligations under the Finance Documents to a New Lender, it shall prior to that assignment or transfer, ensure that a successor Onshore Security Agent is appointed in accordance with Clause 25.13 (Resignation of the Agent and the Security Agents) which (1) is a Lender acting through an office in Taiwan and (2) fulfils the requirements necessary to hold the Transaction Security on behalf of the Finance Parties on the terms of the Finance Documents.

23.2	Conditions of assignment or transfer

(a)

Subject to paragraphs (c) and (d) below, the prior written consent of the Company (not to be unreasonably withheld or delayed, and which shall be deemed to have been given if the Company does not respond to a request for consent within five (5) Business Days of receipt of that request) is required for any assignment or transfer by an Existing Lender of any of its rights or obligations under the Finance Documents.

(b)	Subject to paragraphs (c) and (d) below, an Existing Lender may not assign any of its rights or transfer by novation any of its rights and obligations to:

(i)	a Defaulting Lender; or

(ii)	an entity on the Restricted List.

(c)	Paragraphs (a) and (b)(ii) above do not apply to any assignment or transfer made to any Lender or an Affiliate of any Lender.

(d)

Paragraphs (a) and (b)(ii) above do not apply to any assignment or transfer to any person which is made at a time when an Event of Default has been continuing for 30 Business Days provided that if an Existing Lender intends to assign any of its rights or transfer by novation any of its rights and obligations to an entity on the Restricted List in accordance with paragraph (b)(ii) above, it must give the Company at least ten (10) Business Days’ prior written notice. During this period of notice the Company may arrange for an alternative assignee or transferee to assume the rights and/or obligations on equivalent commercial terms in accordance with paragraph (d) of Clause 7.7 (Right of prepayment and cancellation in relation to a single Lender).

(e)	A transfer will be effective only if the procedure set out in Clause 23.5 (Procedure for transfer) is complied with.

(f)	An assignment will be effective only if the procedure and conditions set out in Clause 23.6 (Procedure for assignment) are complied with.

23.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$4,000.

23.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

23.5	Procedure for transfer

(a)

Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Agent shall not be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the transfer to such New Lender.

(c)	On the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)

the Agent, each Security Agent, the MLAB, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, each Security Agent, the MLAB and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

(d)

The procedure set out in this Clause 23.5 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of transfer of such right or obligation or prohibit or restrict any transfer of such right or obligation, unless such prohibition or restriction shall not be applicable to the relevant transfer or each condition of any applicable restriction shall have been satisfied.

23.6	Procedure for assignment

(a)

Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer), an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Agent shall not be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the assignment to such New Lender.

(c)	On the Transfer Date:

(i)

the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)

Lenders may utilise procedures other than those set out in this Clause 23.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 23.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 23.2 (Conditions of assignment or transfer).

(e)

The procedure set out in this Clause 23.6 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of assignment of such right or release or assumption of such obligation or prohibit or restrict any assignment of such right or release or assumption of such obligation, unless such prohibition or restriction shall not be applicable to the relevant assignment, release or assumption or each condition of any applicable restriction shall have been satisfied.

23.7	Copy of Transfer Certificate or Assignment Agreement to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Company a copy of that Transfer Certificate or Assignment Agreement.

23.8	Existing consents and waivers

A New Lender shall be bound by any consent, waiver, election or decision given or made by the relevant Existing Lender under or pursuant to any Finance Document prior to the coming into effect of the relevant assignment or transfer to such New Lender.

23.9	Exclusion of Agent’s liability

In relation to any assignment or transfer pursuant to this Clause 23, each Party acknowledges and agrees that the Agent shall not be obliged to enquire as to the accuracy of any representation or warranty made by a New Lender in respect of its eligibility as a Lender.

23.10	Mergers

(a)

If a Lender is to be merged by universal succession, such Lender shall, at its own cost and within 45 days of the effective date of such merger, provide and deliver to the Agent a certified true copy of a legal opinion or written confirmation issued by a qualified legal counsel practicing law in its jurisdiction of incorporation confirming that all such Lender’s assets, rights and obligations generally have been duly vested in the succeeding entity.

(b)

If a Lender does not comply with the requirements referred to in paragraph (a) above, the Agent has the right to decline to recognise the succeeding entity and demand such Lender and the succeeding entity to either sign and deliver a Transfer Certificate to the Agent evidencing the disposal of all rights and obligations of such Lender to that succeeding entity, or provide or enter into such documents, or make such arrangements acceptable to the Agent (acting on the advice of the Lender’s legal counsel (any legal costs so incurred shall be borne by the relevant Lender)) in order to establish that all rights and obligations of the relevant Lender under this Agreement have been transferred to and assumed by the succeeding entity.

23.11	Assignments and transfers to Obligor group

A Lender may not assign or transfer to any Obligor or any Affiliate of any Obligor any of such Lender’s rights or obligations under any Finance Document, except with the prior written consent of all the Lenders.

23.12	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 23, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

24.	CHANGES TO THE OBLIGORS

24.1	No change to the Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents except as permitted under Clause 21.6 (Merger).

24.2	Accession of an Additional Guarantor

(a)	An Additional Guarantor may accede to this Agreement by delivering to the Agent:

(i)	a duly completed and executed Accession Letter in the form set out in Schedule 7 (Form of Accession Letter – Additional Guarantor); and

(ii)	all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent), each in form and substance satisfactory to the Agent.

(b)

Delivery of an Accession Letter constitutes confirmation by the relevant Additional Guarantor that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

SECTION 10

THE FINANCE PARTIES

25.	ROLE OF THE ADMINISTRATIVE PARTIES

25.1	The Agent and the Security Agents

(a)	Each of the MLAB and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)

Subject to paragraph (d) of Clause 2.2 (Finance Parties’ rights and obligations), each Security Agent declares that it holds the Security Property on trust for (or, in the case of any Transaction Security created under a Security Document governed by the laws of Taiwan, as agent for the benefit of) the Secured Parties on the terms contained in this Agreement and the other Finance Documents.

(c)

Each of the Finance Parties authorises the Agent and each Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent and the Security Agents (as applicable) under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

25.2	Enforcement through Security Agents only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Transaction Security Documents except through the relevant Security Agent.

25.3	Instructions

(a)	Subject to paragraph (d) below, each of the Agent and the Security Agents shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent or Security Agent (as applicable) in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)

not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties (as applicable)).

(b)

Each of the Agent and the Security Agents shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties (as applicable)) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent or such Security Agent (as applicable) may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent or any Security Agent (as applicable) by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Agent or a Security Agent to act in a specified manner or to take a specified action;

(iii)

in respect of any provision which protects the Agent’s or a Security Agent’s own position in its personal capacity as opposed to its role of Agent or Security Agent for the relevant Finance Parties or Secured Parties (as applicable) including, Clause 25.6 (No fiduciary duties) to Clause 25.11 (Exclusion of liability), Clause 25.14 (Confidentiality) to Clause 25.21 (Custodians and nominees) and Clause 25.24 (Acceptance of Title) to Clause 25.27 (Conflict with Transaction Security Documents);

(iv)	in respect of the exercise of a Security Agent’s discretion to exercise a right, power or authority under any of:

(A)	Clause 26.1 (Order of application);

(B)	Clause 26.2 (Prospective liabilities); and

(C)	Clause 26.5 (Permitted Deductions).

(e)

If giving effect to instructions given by the Majority Lenders would (in the Agent’s or (as applicable) a Security Agent’s opinion) have an effect equivalent to an amendment or waiver referred to in Clause 34 (Amendments and Waivers), the Agent or (as applicable) that Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Agent or that Security Agent) whose consent would have been required in respect of that amendment or waiver.

(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to paragraph (d)(iv) above,

the Agent or a Security Agent shall do so as it considers to be appropriate having regard to the interests of (in the case of the Agent) the Finance Parties and (in the case of that Security Agent) the Secured Parties.

(g)

The Agent or a Security Agent (as applicable) may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(h)

Without prejudice to the remainder of this Clause 25.3 (Instructions), in the absence of instructions, each of the Agent and the Security Agents may act (or refrain from acting) as it considers in its discretion (acting reasonable) to be appropriate.

(i)

Neither the Agent nor any Security Agent is authorised to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or the enforcement of the Transaction Security or Transaction Security Documents.

25.4	Duties of the Agent and Security Agents

(a)	The duties of the Agent and the Security Agents under the Finance Documents are solely mechanical and administrative in nature.

(b)

Subject to paragraph (d) below, each of the Agent and the Security Agents shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent or a Security Agent (as applicable) for that Party by any other Party.

(c)	Each Security Agent shall promptly:

(i)	copy to the Agent the contents of any notice or document received by it from any Obligor under any Finance Document; and

(ii)

inform the Agent of the occurrence of any Default or any default by an Obligor in the due performance of or compliance with its obligations under any Finance Document of which that Security Agent has received notice from any other Party.

(d)	Without prejudice to Clause 23.7 (Copy of Transfer Certificate or Assignment Agreement to Parent), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.

(e)	Neither the Agent nor any Security Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(f)

If the Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(g)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than to any other Administrative Party) under this Agreement, it shall promptly notify the other Finance Parties.

(h)

Each of the Agent and the Security Agents shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

25.5	Role of the MLAB

Except as specifically provided in the Finance Documents, the MLAB has no obligations of any kind to any other Party under or in connection with any Finance Document.

25.6	No fiduciary duties

(a)	Nothing in any Finance Document constitutes:

(i)	the Agent or the MLAB as a trustee or fiduciary of any other person; or

(ii)	any Security Agent as an agent, trustee or fiduciary of any Obligor.

(b)

No Administrative Party shall be bound to account to any other Finance Party or (in the case of a Security Agent) any Secured Party for any sum or the profit element of any sum received by it for its own account.

25.7	Business with the Group

Any Administrative Party may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group, any Obligor or any Affiliate of any Obligor.

25.8	Rights and discretions

(a)	Each of the Agent and the Security Agents may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Party or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)

Each of the Agent and the Security Agents may assume (unless it has received notice to the contrary in its capacity as agent or, as the case may be, security trustee for the Finance Parties or, as the case may be, Secured Parties) that:

(i)	no Default has occurred (unless, in the case of the Agent, it has actual knowledge of a Default arising under Clause 22.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders or Finance Parties has not been exercised; and

(iii)	any notice or request made by the Parent (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	Each of the Agent and the Security Agents may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, each of the Agent and the Security Agents may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent or a Security Agent (as applicable), (and so separate from any lawyers instructed by the Lenders) if the Agent or that Security Agent (as applicable), in its reasonable opinion deems this to be necessary.

(e)

Each of the Agent and the Security Agents may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent, by any Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	Each of the Agent and the Security Agents may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person,

unless such error or such loss was directly caused by the Agent’s or that Security Agent’s (as applicable) gross negligence or wilful misconduct.

(g)

Unless a Finance Document expressly provides otherwise each of the Agent and the Security Agents may disclose to any other Party any information it reasonably believes it has received as agent or, as the case may be, security trustee under the Finance Documents.

(h)	Without prejudice to the generality of paragraph (g) above, the Agent:

(i)	may disclose; and

(ii)	on the written request of the Company, or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Company and to the other Finance Parties.

(i)

Notwithstanding any other provision of any Finance Document to the contrary, no Administrative Party is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)

Notwithstanding any provision of any Finance Document to the contrary, neither the Agent nor any Security Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(k)

Each of the Agent and the Security Agents (where applicable) shall be entitled to deal with money paid to it by any person for the purposes of this Agreement in the same manner as other money paid to a banker by its customers and the fees, commissions and expenses payable to the Agent and the Security Agents for services rendered and the performance of its obligations under this Agreement shall not be abated by any remuneration or other amounts or profits receivable by the Agent and/or the Security Agent.

25.9	Responsibility for documentation

No Administrative Party is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by any Administrative Party, an Obligor or any other person in or in connection with any Finance Document, the Information Memorandum or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party or Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

25.10	No duty to monitor

No Administrative Party shall be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

25.11	Exclusion of liability

(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agents or any Receiver or Delegate), none of the Agent, any Security Agent nor any Receiver or Delegate will be liable (including for negligence or any other category of liability whatsoever) for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Security Property;

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent, that Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, a Security Agent, a Receiver or a Delegate (as applicable), in respect of any claim it might have against the Agent, a Security Agent, a Receiver or a Delegate (as applicable) or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Property.

(c)

Neither the Agent nor any Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent or any Security Agent (as applicable) if the Agent or any Security Agent (as applicable) has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent or any Security Agent (as applicable) for that purpose.

(d)	Nothing in this Agreement shall oblige any Administrative Party to conduct:

(i)	any “know your customer” or other procedures in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party or for any Affiliate of a Finance Party,

on behalf of any Finance Party and each Finance Party confirms to each Administrative Party that it is solely responsible for any such procedures or checks it is required to conduct and that it may not rely on any statement in relation to such procedures or checks made by any Administrative Party.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Agent, any Security Agent, any Receiver or Delegate, any liability of the Agent, any Security Agent, any Receiver or Delegate arising under or in connection with any Finance Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent, any Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent, any Security Agent, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Agent, any Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent, that Security Agent, Receiver or Delegate has been advised of the possibility of such loss or damages.

(f)	The provisions of this Clause 25.11 shall survive the termination or expiry of this Agreement or the resignation or the removal of the Agent and/or any Security Agent (as the case may be).

25.12	Lenders’ indemnity to the Agent and Security Agents

(a)

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, each Security Agent and every Receiver and every Delegate, within three (3) Business Days of demand, against any cost, loss or liability (including for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the Agent’s, that Security Agent’s or the Receiver’s or the Delegate’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 28.10 (Disruption to payment systems etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent, Security Agent, Receiver or Delegate under the Finance Documents (unless the relevant Agent, Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document).

(b)

Subject to paragraph (c) below, the Company shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent or any Security Agent, any Receiver or any Delegate pursuant to paragraph (a) above.

(c)

Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent, any Security Agent, any Receiver or, as the case may be, any Delegate to an Obligor.

25.13	Resignation of the Agent and the Security Agents

(a)

Subject to paragraph (b) of Clause 23.1 (Assignments and transfers by the Lenders) and paragraph (d) below, each of the Agent and the Security Agents may resign and appoint one of its Affiliates acting through, in the case of the Agent and the Offshore Security Agent, an office in Singapore or Hong Kong and, in the case of the Onshore Security Agent, an office in Taiwan as successor by giving notice to the other Finance Parties and the Company.

(b)

Alternatively the Agent or any Security Agent may resign by giving 30 days’ notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the other Finance Parties and the Company) may, subject to paragraph (d) below, appoint a successor Agent or Security Agent (as applicable).

(c)

If the Majority Lenders have not appointed a successor Agent or Security Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the retiring Agent or Security Agent (as applicable) (after consultation with the other Finance Parties and Company) may, subject to paragraph (d) below, appoint a successor Agent or Security Agent (as applicable) acting through, in the case of the Agent and the Offshore Security Agent, an office in Singapore or Hong Kong and, in the case of the Onshore Security Agent, an office in Taiwan.

(d)	Any successor Onshore Security Agent appointed pursuant to paragraphs (a) to (c) above shall:

(i)	be a Lender acting through an office in Taiwan; and

(ii)	fulfil the requirements necessary to hold the Transaction Security on behalf of the Finance Parties on the terms of the Finance Documents.

(e)

If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 25.13 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(f)

The retiring Agent or Security Agent (as applicable) shall make available to the successor Agent or Security Agent (as applicable) such documents and records and provide such assistance as the successor Agent or Security Agent (as applicable) may reasonably request for the purposes of performing its functions as Agent or Security Agent (as applicable) under the Finance Documents. The Company shall, within three (3) Business Days of demand, reimburse the retiring Agent or Security Agent (as applicable) for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(g)	The resignation notice of the Agent or Security Agent (as applicable) shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	(in the case of a Security Agent) the transfer of the Security Property to that successor.

(h)

Upon the appointment of a successor, the retiring Agent or Security Agent (as applicable) shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 25.25 (Winding up of trust) and paragraph (f) above) but shall remain entitled to the benefit of Clause 15.3 (Indemnity to the Agent), Clause 15.4 (Indemnity to the Security Agents) and this Clause 25 (and any fees for the account of the retiring Agent or Security Agent (as applicable) shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations among themselves as they would have had if such successor had been an original Party.

(i)

After consultation with the Company, the Majority Lenders may, by giving 30 days’ notice to the Agent or a Security Agent (as applicable), require it to resign in accordance with paragraph (b) above. In this event, the Agent or that Security Agent (as applicable) shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (f) above shall be for the account of the Company.

(j)

The Agent shall resign in accordance with paragraph (b) above if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents:

(i)

the Agent fails to respond to a request under Clause 12.7 (FATCA information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to Clause 12.7 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.

25.14	Confidentiality

(a)

In acting as agent, security trustee or security agent for the Finance Parties, the Agent or each Security Agent (as applicable) shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by another division or department of the Agent or any Security Agent, it may be treated as confidential to that division or department and the Agent or that Security Agent (as applicable) shall not be deemed to have notice of it.

(c)

None of the Agent nor any Security Agent shall be obliged to disclose to any Finance Party any information supplied to it by the Company or any Affiliates of the Company on a confidential basis and for the purpose of evaluating whether any waiver or amendment is or may be required or desirable in relation to any Finance Document.

25.15	Relationship with the Lenders

(a)

The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five (5) Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

The Lenders shall supply the Agent with any information that a Security Agent may reasonably specify (through the Agent) as being necessary or desirable to enable that Security Agent to perform its functions as Security Agent. Each Lender shall deal with each Security Agent exclusively through the Agent.

(c)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 30.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 30.2 (Addresses) and paragraph (a)(b) of Clause 30.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

25.16	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each Administrative Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(c)

whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(d)

the adequacy, accuracy or completeness of the Information Memorandum and any other information provided by any Administrative Party, any other Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of, the Security Property, the priority of any of the Transaction Security or the existence of any Security affecting the Security Property, and each Secured Party warrants to the Agent and Security Agents that it has not relied on the Agent and Security Agents in respect of any of these matters.

25.17	Agent’s and each Security Agent’s management time

(a)	In the event of:

(i)	a Default; or

(ii)	the Security Agent considering it necessary or expedient; or

(iii)

the Security Agent being requested by an Obligor or the Majority Lenders to undertake duties which the Security Agent and the Company agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or

(iv)	the Security Agent and the Company agreeing that it is otherwise appropriate in the circumstances,

the Company shall pay to the Security Agent any additional remuneration that may be agreed between them or determined pursuant to paragraph (b) below.

(b)

If the Security Agent and the Company fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (a) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Company or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Company) and the determination of any investment bank shall be final and binding upon the Parties.

25.18	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

25.19	No responsibility to perfect Transaction Security

No Security Agent shall be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Security Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)

register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)

take, or to require any Obligor to take, any step to perfect its title to any of the Security Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Transaction Security Document.

25.20	Insurance by Security Agents

(a)	No Security Agent shall be obliged:

(i)	to insure any of the Security Property;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and no Security Agent shall be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)

Where a Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and that Security Agent shall have failed to do so within 14 days after receipt of that request.

25.21	Custodians and nominees

Each Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as that Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and that Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

25.22	Delegation by the Security Agents

(a)

Each of the Security Agents, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)

That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that that Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)

No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

25.23	Additional Security Agents

(a)	Each Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties;

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which that Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and that Security Agent shall give prior notice to the Company and the Finance Parties of that appointment.

(b)

Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to a Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)

The remuneration that a Security Agent may pay to that person, and any costs and expenses (together with any applicable Indirect Tax) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by that Security Agent.

25.24	Acceptance of Title

Each Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor may have to any of the Security Property and shall not be liable for, or bound to require any Obligor to remedy, any defect in its right or title.

25.25	Winding up of trust

If any Security Agent, with the approval of the Majority Lenders, determines that:

(a)	all of the Secured Liabilities and all other obligations secured by the Transaction Security Documents have been fully and finally discharged; and

(b)	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents,

then:

(i)

the trusts set out in this Agreement shall be wound up and that Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of that Security Agent under each of the Transaction Security Documents; and

(ii)

any Security Agent which has resigned pursuant to Clause 25.13 (Resignation of the Agent and the Security Agent) shall release, without recourse or warranty, all of its rights under each of the Transaction Security Documents.

25.26	Trustee division separate

(a)

In acting as trustee for the Secured Parties, each Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments.

(b)

If information is received by another division or department of a Security Agent, it may be treated as confidential to that division or department and that Security Agent shall not be deemed to have notice of it.

25.27	Conflict with the Transaction Security Documents

If there is any conflict between this Agreement and any Transaction Security Document with regard to instructions to, or other matters affecting, the Security Agents, this Agreement will prevail

26.	APPLICATION OF PROCEEDS

26.1	Order of application

Subject to Clause 26.2 (Prospective liabilities), all amounts from time to time received or recovered by any Security Agent pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this Clause 26, the “Recoveries”) shall be held by that Security Agent on trust to apply them at any time as that Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 26), in the following order:

(a)	in discharging any sums owing to any Security Agent, any Receiver or any Delegate;

(b)

in payment of all costs and expenses incurred by the Agent or any Secured Party in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Agreement;

(c)	in payment to the Agent for application in accordance with Clause 28.5 (Partial payments);

(d)

if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment to any person to whom that Security Agent is obliged to pay in priority to any Obligor; and

(e)	the balance, if any, in payment to the relevant Obligor.

26.2	Prospective liabilities

Following the Agent’s exercise of any of its rights under Clause 22.14 (Acceleration) a Security Agent may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of that Security Agent with such financial institution (including itself) and for so long as that Security Agent shall think fit (the interest being credited to the relevant account) for later application under Clause 26.1 (Order of application) in respect of:

(a)	any sum payable to that Security Agent, any Receiver or any Delegate; and

(b)	any part of the Secured Liabilities,

that that Security Agent reasonably considers, in each case, might become due or owing at any time in the future.

26.3	Investment of proceeds

Prior to the application of the Recoveries in accordance with Clause 26.1 (Order of application) each Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of that Security Agent with such financial institution (including itself) and for so long as that Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those moneys in that Security Agent’s discretion in accordance with the provisions of this Clause 26.

26.4	Currency Conversion

(a)

For the purpose of, or pending the discharge of, any of the Secured Liabilities, each Security Agent may convert any moneys received or recovered by that Security Agent from one currency to another, at that Security Agent’s Spot Rate of Exchange.

(b)	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

26.5	Permitted Deductions

Each Security Agent shall be entitled, in its discretion:

(a)

to set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(b)

to pay all Taxes which may be assessed against it in respect of any of the Security Assets, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

26.6	Good Discharge

(a)

Any payment to be made in respect of the Secured Liabilities by a Security Agent may be made to the Agent on behalf of the Finance Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by that Security Agent.

(b)

No Security Agent is under obligation to make the payments to the Agent under paragraph (a) of this Clause 26.6 in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

27.	SHARING AMONG THE FINANCE PARTIES

27.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers (whether by set-off or otherwise) any amount from an Obligor other than in accordance with Clause 28 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery to the Agent;

(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 28 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.5 (Partial payments).

27.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 28.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

27.3	Recovering Finance Party’s rights

(a)

On a distribution by the Agent under Clause 27.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

(b)

If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

27.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

27.5	Exceptions

(a)

This Clause 26 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 26, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

28.	PAYMENT MECHANICS

28.1	Payments to the Agent

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Agent, in each case, specifies.

28.2	Distributions by the Agent

(a)

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to an Obligor) and Clause 28.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five (5) Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

(b)

The Agent shall distribute payments received by it in relation to all or any part of a Loan to the Lender indicated in the records of the Agent as being so entitled on that date provided that the Agent is authorised to distribute payments to be made on the date on which any transfer becomes effective pursuant to Clause 23 (Changes to the Lenders) to the Lender so entitled immediately before such transfer took place regardless of the period to which such sums relate.

28.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 29 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4	Clawback and pre-funding

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)

If the Agent has notified the Lenders that it is willing to make available amounts for the account of the Company before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Company:

(i)	the Agent shall notify the Company of that Lender’s identity and the Company shall on demand refund it to the Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Company, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

28.5	Partial payments

(a)

If the Agent or any Security Agent (as applicable) receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent or that Security Agent (as applicable) shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and other amounts owing to, the Agent, the Security Agents, any Receiver or any Delegate under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee (other than as provided in paragraph (i) above) or commission due but unpaid under the Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)

The Agent shall, if so directed by the Majority Lenders, vary or instruct a Security Agent to vary (as applicable), the order set out in paragraphs (a)(ii) to (a)(iv) above. Any such variation may include the re-ordering of obligations set out in any such paragraph.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

28.6	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.7	Business Days

(a)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

28.8	Currency of account

(a)	Subject to paragraphs (b) and (c) below, US dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than US dollars shall be paid in that other currency.

28.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

28.10	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 34 (Amendments and Waivers);

(e)

the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 28.10; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

28.11	Amounts paid in error

(a)

If the Agent pays an amount to another Party and the Agent notifies that Party that such payment was an Erroneous Payment, then the Party to whom that amount was paid by the Agent shall on demand refund the same to the Agent.

(b)	Neither:

(i)	the obligations of any Party to the Agent; nor

(ii)	the remedies of the Agent,

(whether arising under this Clause 28.11 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this sub-paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Agent or any other Party).

(c)

All payments to be made by a Party to the Agent (whether made pursuant to this Clause 28.11 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

In this Agreement, “Erroneous Payment” means a payment of an amount by the Agent to another Party which the Agent determines (in its sole discretion) was made in error.

29.	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.	NOTICES

30.1	Communications in writing

Any communication or document to be made or delivered under or in connection with the Finance Documents shall:

(a)	be made in writing;

(b)

in the case of a notice by an Obligor must be signed by an authorised signatory under Schedule 2 (Conditions Precedent) or paragraph (h) of Clause 19.5 (Information: miscellaneous) (“Authorised Signatory”) (directly or with a facsimile signature), subject to Clause 30.5 (Electronic communication) and Clause 30.7 (Reliance); and

(c)	unless otherwise stated, may be made or delivered by fax, letter or email.

30.2	Addresses

The address, email and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Company and each other Obligor, that identified with its name below or, as the case may be, specified in the Accession Letter pursuant to which it becomes a Party;

(b)	in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent and each Security Agent, that identified with its name below,

or any substitute address, fax number, email address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five (5) Business Days’ notice.

30.3	Delivery

(a)	Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents will be taken to be effective or delivered:

(i)	if by way of fax, when the sender receives a successful transmission report unless the recipient informs the sender that it has not been received in legible form by any means within two hours after:

(A)	receipt, if in business hours in the city of the recipient; or

(B)	if not, the next opening of business in the city of the recipient;

(ii)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(iii)	if by way of email, as specified in Clause 30.5 (Electronic communication),

and, in the case of a communication, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent or a Security Agent will be effective only when actually received by the Agent or that Security Agent and then only if it is sent to the correct email address(es), or in the case of a fax or a letter, expressly marked for the attention of the department or officer identified with the Agent’s or that Security Agent’s signature below (or any substitute department or officer as the Agent or that Security Agent shall specify for this purpose).

(c)	All communication to or from an Obligor must be sent through the Agent.

(d)	Any communication or document made or delivered to the Company in accordance with this Clause 30 will be deemed to have been made or delivered to each of the Obligors.

(e)	A communication by fax or email after business hours in the city of the recipient will be taken not to have been received until the next opening of business in the city of the recipient.

30.4	Notification of address, fax number and email address

Promptly upon receipt of notification of an address, fax number and email address or change of address, email address or fax number of an Obligor under Clause 30.2 (Addresses) or upon changing its own address, fax number or email address, the Agent shall notify the other Parties (other than the MLAB).

30.5	Electronic communication

(a)	Any communication or document under or in connection with the Finance Documents may be made by or attached to an email and will be effective or delivered only:

(i)	when actually opened in legible format by the Agent;

(ii)	in all other cases, on the first to occur of the following:

(A)

when it is dispatched by the sender to at least one of the relevant email addresses specified by the recipient, unless for each of the addresses, the sender receives an automatic notification that the e-mail has not been received (other than an out of office greeting for the named addressee) and it receives the notification before 2 hours after the last to occur (for all addresses) of

(1)	dispatch if in business hours in the city of the address; or

(2)	if not, the next opening of business in such city;

(B)	the sender receiving a message from the intended recipient’s information system confirming delivery of the email; and

(C)	the email being available to read at one of the email addresses specified by the recipient; and

(iii)	if the email is in an appropriate and commonly used format, and any attached file is a pdf, jpeg, tiff or other appropriate and commonly used format.

(b)	In relation to an email with attached files:

(i)

if the recipient notifies the sender that it did not receive the email with attached files, then the sender shall promptly send to the recipient the attached files in a manner that can be received by the recipient; and

(ii)

if the recipient of the email notifies the sender that it is unable to read the format of an attached file or that an attached file is corrupted, specifying appropriate and commonly used formats that it is able to read, the sender must promptly send to the recipient the file in one of those formats or send the attachment in some other manner; and

(iii)	if within two hours of:

(A)	dispatch of the email if in business hours in the city of the recipient; or

(B)

if not, the next opening of business in the city of the recipient, the recipient notifies the sender as provided in paragraphs (i) or (ii) above, then the relevant attached files will be taken not to have been received until the sender complies with those paragraphs.

(c)	An email which is a covering email for a notice signed by an Obligor’s Authorised Signatory does not itself need to be signed by an Authorised Signatory.

30.6	Reliance

(a)

Any communication or document sent under this Clause 30 can be relied on by the recipient if the recipient reasonably believes it to be genuine and (if such signature is required under paragraph (b) of Clause 30.1) it bears what appears to be the signature (original or facsimile) of an Authorised Signatory of the sender (without the need for further enquiry or confirmation).

(b)	Each Party must take reasonable care to ensure that no forged, false or unauthorised notices are sent to another Party.

30.7	English language

(a)	Any notice or other communication given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

31.	CALCULATIONS AND CERTIFICATES

31.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

31.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

31.3	Day count convention and interest calculation

(a)	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(i)	on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and

(ii)	subject to paragraph (b) below, without rounding.

(b)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to 2 decimal places.

32.	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

33.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

34.	AMENDMENTS AND WAIVERS

34.1	Required consents

(a)

Subject to Clause 34.2 (All-Lender matters), Clause 34.3 (Other exceptions) and Clause 34.4 (Super Majority Lenders), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors’ Agent (in accordance with Clause 2.3 (Obligors’ Agent) and paragraph (c) below) and any such amendment or waiver will be binding on all Parties.

(b)	The Agent (or, in the case of any Transaction Security Document, the relevant Security Agent) may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 34.

(c)

Without prejudice to the other provisions of this Agreement, each Obligor agrees to any such amendment or waiver permitted by this Clause 34 which is agreed to by the Obligors’ Agent. This includes any amendment or waiver which would, but for this paragraph (c), require the consent of all of the Obligors.

34.2	All-Lender matters

(a)	Subject to Clause 34.4 (Super Majority Lenders) and 34.5 (Replacement of Rate) an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” and “Super Majority Lenders” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)	a change in currency of payment of any amount under the Finance Documents;

(v)

an increase in any Commitment, an extension of any Availability Period or, subject to paragraph (b) of Clause 7.4 (Asset sales) or, as the case may be, paragraph (f) of Clause 20.4 (Equity Cure), any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;

(vi)	a change to the Company or a Guarantor (save for an accession of an Additional Guarantor);

(vii)	any provision which expressly requires the consent of all the Lenders;

(viii)

Clause 2.2 (Finance Parties’ rights and obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 7.1 (Illegality), Clause 7.2 (Change of control), Clause 7.3 (Utilisation Threshold), Clause 7.9 (Application of prepayments), Clause 23 (Changes to the Lenders), Clause 24 (Changes to the Obligors), Clause 27 (Sharing Among the Finance Parties), this Clause 34, Clause 40 (Governing Law), or Clause 41.1 (Jurisdiction of English courts);

(ix)	the nature or scope of or the release of, any guarantee and indemnity granted under Clause 17 (Guarantee and Indemnity) or of any Transaction Security unless permitted under any Finance Document; or

(x)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

shall not be made without the prior consent of all the Lenders.

(b)	The Company and the Agent or the relevant Security Agent, as applicable, may amend or waive a term of a Fee Letter to which they are a party.

34.3	Other exceptions

An amendment or waiver which relates to the rights or obligations of an Administrative Party (each in its capacity as such) may not be effected without the consent of that Administrative Party.

34.4	Super Majority Lenders

An amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to Clause 21.13 (Trade receivables) shall not be made without the prior consent of the Super Majority Lenders.

34.5	Replacement of Rate

(a)	Subject to Clause 34.3 (Other exceptions), if a Rate Replacement Event has occurred in relation to the Relevant Rate, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Benchmark in place of that Relevant Rate; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(B)

enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Benchmark;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Company.

(b)	An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Loan under this Agreement to any recommendation of a Relevant Nominating Body which:

(i)	relates to the use of the RFR on a compounded basis in the international or any relevant domestic syndicated loan markets; and

(ii)	is issued on or after the date of this Agreement,

may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Company.

(c)

If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) or paragraph (b) above within 15 Business Days (or such longer time period in relation to any request which the Company and the Agent may agree) of that request being made:

(i)

its Commitment(s) shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

(d)	In this Clause 34.5:

“Rate Replacement Event” means, in relation to the Relevant Rate:

(a)	the methodology, formula or other means of determining that Relevant Rate has, in the opinion of the Majority Lenders and the Company, materially changed;

(b)

(i)

(A)	the administrator of that Relevant Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Relevant Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Relevant Rate;

(ii)

the administrator of that Relevant Rate publicly announces that it has ceased or will cease to provide that Relevant Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Relevant Rate;

(iii)	the supervisor of the administrator of that Relevant Rate publicly announces that such Relevant Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of that Relevant Rate or its supervisor announces that that Relevant Rate may no longer be used; or

(v)

the supervisor of the administrator of that Relevant Rate makes a public announcement or publishes information stating that that Relevant Rate is no longer, or as of a specified future date will no longer be, representative of the underlying market or the economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor)

(c)

the administrator of that Relevant Rate (or the administrator of an interest rate which is a constituent element of that Relevant Rate) determines that that Relevant Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Obligors) temporary; or

(ii)	that Relevant Rate is calculated in accordance with any such policy or arrangement for a period no less than the period in the Compounded Rate Terms;

(d)	in the opinion of the Majority Lenders and the Obligors, that Relevant Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement; or

(e)

in the opinion of the Majority Lenders and the Obligors, Term SOFR has been recommended for use by a Relevant Nominating Body, is available for each Interest Period and is appropriate for the purposes of calculating interest under this Agreement.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Relevant Rate” means the RFR.

“Replacement Benchmark” means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for the Relevant Rate by:

(i)	the administrator of that Relevant Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Relevant Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the Relevant Rate; or

(c)	in the opinion of the Majority Lenders and the Obligors, an appropriate successor to the Relevant Rate.

“Term SOFR” means, with respect to any Loan for any Interest Period, the forward-looking term rate for a period comparable to such Interest Period based on SOFR that is published by an information service that publishes such rate from time to time as selected by the Majority Lenders in their reasonable discretion at approximately a time and as of a date prior to the commencement of such Interest Period determined by the Majority Lenders in their reasonable discretion in a manner substantially consistent with market practice.

34.6	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)	the Majority Lenders; or

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the Facility; or

(B)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents,

that Defaulting Lender’s Commitment under the Facility will be reduced by the amount of its Available Commitment under the Facility and to the extent that that reduction results in that Defaulting Lender’s Commitment being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)	For the purposes of this Clause 34.6, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

34.7	Excluded Commitments

If any Lender fails to respond to a request for a consent, waiver or amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within ten (10) Business Days of that request being made, unless the Company and the Agent agree to a longer time period in relation to such request:

(a)

its Commitments shall not be included for the purpose of calculating the Total Commitments under the Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(b)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

35.	CONFIDENTIAL INFORMATION

35.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 35.2 (Disclosure of Confidential Information) and Clause 35.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information, but in no event less than a reasonable degree of care.

35.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its head offices, branches, representative offices, Affiliates and Related Funds and third parties selected by that Finance Party or any of the foregoing and any of its or their officers, directors, employees, professional advisers, auditors, partners, third party service-providers, insurers, insurance brokers and Representatives (each such person and Finance Party, a “Recipient”) and each Recipient may disclose such Confidential Information as that Recipient shall consider appropriate and reasonably necessary for a legitimate business purpose if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom paragraph (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including any person appointed under paragraph (b) of Clause 25.15 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (i) or (ii) above;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 23.12 (Security over Lenders’ rights);

(viii)	who is a Party; or

(ix)	with the consent of the Company,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)

in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; or

(D)

in relation to paragraphs (b)(v) and (b)(vi), such Finance Party uses commercially reasonable efforts to inform the Company as soon as reasonably practicable of such request or requirement, and use commercially reasonable efforts to ensure that such Confidential Information will be afforded confidential treatment to the extent permitted by applicable law or regulation, unless disclosure has already been made under Clause 35.6 (Notification of disclosure);

(c)

to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party; and

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

35.3	Disclosure to numbering service providers

(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	Clause 40 (Governing Law);

(vi)	the names of the Administrative Parties;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and name of, the Facility (and any tranches);

(ix)	amount of Total Commitments;

(x)	currencies of the Facility;

(xi)	type of Facility;

(xii)	ranking of Facility;

(xiii)	Final Repayment Date for the Facility;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Company represents that none of the information set out in paragraphs (a)(i) to (a)(xv) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Agent shall notify the Company and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

35.4	Entire agreement

This Clause 35 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

35.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

35.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 35.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 35.

35.7	Privacy and data protection

(a)

If any Obligor provides the Finance Parties with personal data of any individual as required by, pursuant to, or in connection with the Finance Documents, that Obligor represents and warrants to the Finance Parties that it has, to the extent required by the applicable laws of any Relevant Jurisdiction, (i) notified the relevant individual of the purposes for which data will be collected, processed, used or disclosed; and (ii) obtained such individual’s consent for, and hereby consents on behalf of such individual to, the collection, processing, use and disclosure of his/her personal data by the Finance Parties, in each case, in accordance with or for the purposes of the Finance Documents, and confirms that it is authorised by such individual to provide such consent on his/her behalf.

(b)

Each Obligor agrees and undertakes to notify the Agent promptly upon its becoming aware of the withdrawal by the relevant individual of his/her consent to the collection, processing, use and/or disclosure by any Finance Party of any personal data provided by that Obligor to any Finance Party.

(c)

Any consent by an individual given pursuant to this Agreement in relation to personal data shall, subject to all applicable laws and regulations, survive death, incapacity, bankruptcy or insolvency of any such individual and the termination or expiration of this Agreement, to the extent permitted by the applicable laws of any Relevant Jurisdiction.

35.8	Banking Act

This Clause is not and shall not be deemed to constitute, an express or implied agreement by any Finance Party with any Obligor for a higher degree of confidentiality than that prescribed in Section 47 of, and the Third Schedule to, the Banking Act 1970 of Singapore.

35.9	Continuing obligations

The obligations in this Clause 35 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

36.	CONFIDENTIALITY OF FUNDING RATES

36.1	Confidentiality and disclosure

(a)	The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.

(b)	The Agent may disclose:

(i)	any Funding Rate to the Company pursuant to Clause 8.4 (Notification of rates of interest); and

(ii)

any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender.

(c)	The Agent and each Obligor may disclose any Funding Rate, to:

(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender.

36.2	Related obligations

(a)

The Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(i)

of the circumstances of any disclosure made pursuant to paragraph (ii) of Clause 36.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 36.

36.3	No Event of Default

No Event of Default will occur under Clause 22.3 (Other obligations) by reason only of an Obligor’s failure to comply with this Clause 36.

37.	BAIL-IN

37.1	Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

37.2	Bail-In definitions

In this Clause 37:

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)	in relation to the United Kingdom, the UK Bail-In Legislation; and

(c)

in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Write-down and Conversion Powers” means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)

in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c)	in relation to any other applicable Bail-In Legislation:

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

38.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

39.	USA PATRIOT ACT

Each Lender hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, such Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the USA Patriot Act.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

40.	GOVERNING LAW

This Agreement and all non-contractual obligations arising out of or in connection with this Agreement are governed by English law.

41.	ENFORCEMENT

41.1	Jurisdiction of English courts

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including any dispute regarding the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

Notwithstanding paragraphs (a) and (b) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

41.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)	irrevocably appoints Law Debenture Corporate Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

Each Obligor expressly agrees and consents to the provisions of this Clause 41.2.

42.	WAIVER OF JURY TRIAL

EACH OF THE PARTIES TO THIS AGREEMENT AGREES TO WAIVE IRREVOCABLY ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN THIS AGREEMENT. This waiver is intended to apply to all Disputes. Each Party acknowledges that (a) this waiver is a material inducement to enter into this Agreement, (b) it has already relied on this waiver in entering into this Agreement and (c) it will continue to rely on this waiver in future dealings. Each Party represents that it has reviewed this waiver with its legal advisers and that it knowingly and voluntarily waives its jury trial rights after consultation with its legal advisers. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SIGNATURES

THE PARENT

For and on behalf of AMKOR TECHNOLOGY INC.

By:

Address: 2045 East Innovation Circle Tempe, Arizona 85284

Fax:

Email:

Attention: Megan Faust, Executive Vice President, Chief Financial Officer, and Treasurer

THE COMPANY

For and on behalf of AMKOR TECHNOLOGY SINGAPORE HOLDING PTE. LTD.

By:

Address: 2045 East Innovation Circle Tempe, Arizona 85284

Fax:

Email:

Attention: Rick Monson, Managing Director

Amkor - Facility Agreement – Signature page

GUARANTOR

For and on behalf of AMKOR TECHNOLOGY TAIWAN LTD.

By:

Address: 2045 East Innovation Circle Tempe, Arizona 85284

Fax:

Email:

Attention: Megan Faust, Director

GUARANTOR

For and on behalf of AMKOR ADVANCED TECHNOLOGY TAIWAN INC.

By:

Address: 2045 East Innovation Circle Tempe, Arizona 85284

Fax:

Email:

Attention: Megan Faust, Director

Amkor - Facility Agreement – Signature page

GUARANTOR

For and on behalf of AMKOR TECHNOLOGY INC.

By:

Address: 2045 East Innovation Circle Tempe, Arizona 85284

Fax:

Email:

Attention: Megan Faust, Executive Vice President, Chief Financial Officer, and Treasurer

Amkor - Facility Agreement – Signature page

MLAB

For and on behalf of THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, SINGAPORE BRANCH

By:

Address: 10 Marina Boulevard, #45-01 Marina Bay Financial Centre Tower 2, Singapore 018983

Fax:

Email:

Attention: Adam Wotton / Eugene Szeto / Seok Kheng Yap / Andrew Pedder / Lionel Lee

MLAB

For and on behalf of DBS BANK LTD.

By:

Address: 12 Marina Boulevard, Marina Bay Financial Centre Tower 3 #46-00, Singapore 018982

Fax:

Email:

Attention:

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, SINGAPORE BRANCH

By:

Address: 10 Marina Boulevard, Marina Bay Financial Centre Tower 2, #47-01 Singapore 018983

Fax:

Email:

Attention: SP Mohanty / Rachel Ho / Lingting Ng

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of DBS BANK LTD.

By:

Address: 12 Marina Boulevard, Marina Bay Financial Centre Tower 3 #46-00, Singapore 018982

Fax:

Email:

Attention:

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of BANK OF AMERICA, N.A.

By:

Address: One Bryant Park, New York, NY 10036

Fax:

Email:

Attention: Erhlich Bautista

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of CITIBANK N.A., SINGAPORE BRANCH

By:

Address: 8 Marina View #21-00, Asia Square Tower 1, Singapore 018960

Fax:

Email:

Attention: Aaron Lew / Stella Zhang

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of CTBC BANK CO., LTD., SINGAPORE BRANCH

By:

Address: 8 Marina View, #29-01, Asia Square Tower 1, Singapore 018960

Fax:

Email:

Attention: Benson Chua/Keith Chan/Jiajia Teh/Yvonne Chin/Matt Wang/Eddsel Shih/ Jameni Huang

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of MIZUHO BANK, LTD.

By:

Address: 12 Marina View, #08-01 Asia Square Tower 2, Singapore 018961

Fax:

Email:

Attention: Tan Chin Hou / Cheng Yi Teng / Lim Jia Hui

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of MUFG BANK, LTD., SINGAPORE BRANCH

By:

Address: MUFG Bank, 7 Straits View, #23-00 Marina One East Tower, Singapore 018936

Fax:

Email:

Attention: Alex Kewley, Jessie Liu

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of BNP PARIBAS, ACTING THROUGH ITS SINGAPORE BRANCH

By:

Address: 20 Collyer Quay, #01-01, Singapore 049319

Fax:

Email:

Attention: Lee Peow

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of CATHAY UNITED BANK

By:

Address: 8 Marina Boulevard #13-01/03 Marina Bay Financial Centre Tower 1, Singapore 018981

Fax:

Email:

Attention: Eden Won

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of MALAYAN BANKING BERHAD, SINGAPORE BRANCH

By:

Address: 2 Battery Road #21-01 Maybank Tower Singapore 049907

Fax:

Email:

Attention: Ang Toon Beng / Low Hong Kiat / Linda Kwok / Leow Zhen Kai

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of OVERSEA-CHINESE BANKING CORPORATION LIMITED

By:

Address: 65 Chulia Street #10-00 OCBC Centre Singapore 049513

Fax:

Email:

Attention: Ms. Gladys See

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of UNITED OVERSEAS BANK LIMITED

By:

Address: 80 Raffles Place, UOB Plaza, Singapore 048624

Fax:

Email:

Attention: Cindy Kong / Lee Ling Ling

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of BANK SINOPAC CO., LTD.

By:

Address: 11F No.9-1 Sec2, Jianguo N. Rd., Zhongshan Dist, Taipei 104, Taiwan

Fax:

Email:

Attention: Christine Nie

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of KGI BANK CO., LTD.

By:

Address: 9F.,No.135,Dunhua N. Rd., Songshan Dist., Taipei City 105021, Taiwan

Fax:

Email:

Attention: Irvin Hsiao/Nanwei Wu/Eddie Chen/Hong-Wei Chien

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of TAISHIN INTERNATIONAL BANK CO., LTD. SINGAPORE BRANCH

By:

Address: 18 Robinson Road, #26-01, Singapore 048547

Fax:

Email:

Attention: Gino Chiu / Ai Lin Ang / Eric Wong / Stanley Chiang / Steve Li / Serene Soh

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, SINGAPORE BRANCH

By:

Address: 10 Collyer Quay, #22-00 Ocean Financial Centre Singapore 049315

Fax:

Email:

Attention: Goh Wee Yong

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of CHANG HWA COMMERCIAL BANK, LTD., SINGAPORE BRANCH

By:

Address: One Finlayson Green #08-00 Singapore 049246

Fax:

Email:

Attention: Chris Chang

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of E. SUN COMMERCIAL BANK, LTD., SINGAPORE BRANCH

By:

Address: 8 Marina View, #41-06 Asia Square Tower 1, 018960

Fax:

Email:

Attention: Abner Mu / Doris Liang

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of FIRST COMMERCIAL BANK, LTD., SINGAPORE BRANCH

By:

Address: 77 Robinson Road #29-01 Singapore 068896

Fax:

Email:

Attention: Melody Au Yeung / Jacqueline Phang

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of HUA NAN COMMERICAL BANK, LTD., SINGAPORE BRANCH

By:

Address: 80 Robinson Road #14-03 Singapore 068898

Fax:

Email:

Attention: Jerry Yang and Charmaine Ong

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of LAND BANK OF TAIWAN, SINGAPORE BRANCH

By:

Address: 80 Raffles Place #34-01 UOB Plaza 1 Singapore 048624

Fax:

Email:

Attention: Lai Po Hsun / Antirea Chan / Serina Yuan / Lin Chiu Chin / Alexander Lim/ Chloe Cai/ Kao Yu Han/ Priscilla Tan / Loan Admin Team

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD., SINGAPORE BRANCH

By:

Address: 80 Raffles Place, #23-20, UOB Plaza II Singapore 048624

Fax:

Email:

Attention: Joyce Tseng

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of SUMITOMO MITSUI BANKING CORPORATION SINGAPORE BRANCH ((Reg. No. (UEN) T03FC6366F) Incorporated in Japan with Limited Liability)

By:

Address: 3 Temasek Ave #06-01 Centennial Tower, Singapore 039190

Fax:

Email:

Attention: Ai Leen Chee

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of BANK OF TAIWAN SINGAPORE BRANCH

By:

Address: 80 Raffles Place #28-20 UOB Plaza 2, Singapore 048624

Fax:

Email:

Attention: Jason Lee / Lee Fang Yi / Chiang Li Fan / Melody Lin / Ho Jing Xiang

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of WOORI BANK SINGAPORE BRANCH

By:

Address: 10 Marina Boulevard #13-05 MBFC Tower 2, Singapore 018983

Fax:

Email:

Attention: Lee Jae Hyuk, Lee Jia Min, Vanessa Lwi

Amkor - Facility Agreement – Signature page

ORIGINAL LENDER

For and on behalf of KEB HANA BANK SINGAPORE BRANCH

By:

Address: 30 Cecil Street #24-03/08 Prudential Tower Singapore 049712

Fax:

Email:

Attention: Tadeo Chang / Harry Ko / Brandon Kim / Loke Wai Seng / Kevin Cho / Enny Lee

Amkor - Facility Agreement – Signature page

THE AGENT

For and on behalf of THE HONGKONG AND SHANGHAI BANKING CORPORATION

LIMITED, SINGAPORE BRANCH

By:

Address: 10 Marina Boulevard, Marina Bay Financial Centre Tower 2, #45-01 Singapore 018983

Fax:

Email:

Attention: Ling Ling Dai / Gary Low / Abdul Hakeem Haji Osman

Telephone Number:

Amkor - Facility Agreement – Signature page

THE OFFSHORE SECURITY AGENT

For and on behalf of THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, SINGAPORE BRANCH

By:

Address: 10 Marina Boulevard, Marina Bay Financial Centre Tower 2, #45-01 Singapore 018983

Fax:

Email:

Attention: Ling Ling Dai / Gary Low / Abdul Hakeem Haji Osman

Telephone Number:

Amkor - Facility Agreement – Signature page

THE ONSHORE SECURITY AGENT

For and on behalf of CTBC BANK CO., LTD.

By:

Address: 5F, No. 168, Jingmao 2nd Road, Nangang Dist., Taipei 11568, Taiwan, R.O.C.

Fax:

Email:

Attention: Vivian Lai/Mendy Tsui/Matt Wang/Eddsel Shih/Biling Wang/Bella Kuo

Amkor - Facility Agreement – Signature page